                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_| Preliminary Proxy Statement
|_| Confidential, for use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or rule 14a-12

                         Quintiles Transnational Corp.
                 -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                                [Quintiles Logo]


                             4709 Creekstone Drive
                         Riverbirch Building, Suite 200
                       Durham, North Carolina 27703-8411

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 14, 1999

         You are cordially invited to attend the Annual Meeting of Shareholders of Quintiles Transnational Corp. (the "Company") which will be held on Monday, June 14, 1999, at 5:00 p.m., Eastern Daylight Savings Time, at the Marriott at Research Triangle Park, 4700 Guardian Dr., Durham, North Carolina 27703 for the following purposes:

         (1) To elect five nominees to serve as Class II directors with terms continuing until the Annual Meeting of Shareholders in 2002;

         (2) To elect one nominee to serve as a Class III director with his term continuing until the Annual Meeting of Shareholders in 2000;

         (3)      To approve amendments to the Company's Equity Compensation
                  Plan;

         (4) To ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company and its subsidiaries for the fiscal year ending December 31, 1999; and

         (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Shareholders of record at the close of business on April 12, 1999 are entitled to notice of and to vote at the Annual Meeting and any and all adjournments or postponements thereof.

         It is desirable that your shares of stock be represented at the meeting regardless of the number of shares you may hold. Whether or not you plan to attend the meeting in person, please complete and return the enclosed proxy in the envelope provided. If you attend the meeting you may revoke your proxy and vote in person.

                                              By Order of the Board of Directors

                                              Gregory D. Porter
                                              Executive Vice President,
                                              Chief Administrative and
                                              Legal Officer and Secretary
Durham, North Carolina
May 17, 1999

                         QUINTILES TRANSNATIONAL CORP.

                             4709 Creekstone Drive
                         Riverbirch Building, Suite 200
                       Durham, North Carolina 27703-8411

                                PROXY STATEMENT


                              GENERAL INFORMATION

Proxy Solicitation

         This Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about May 17, 1999, by the Board of Directors of Quintiles Transnational Corp. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Marriott at Research Triangle Park, 4700 Guardian Dr., Durham, North Carolina 27703 on June 14, 1999, at 5:00 p.m., Eastern Daylight Savings Time, and at all adjournments or postponements thereof. The Company will pay all expenses incurred in connection with this solicitation, including postage, printing, handling and the actual expenses incurred by custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. In addition to solicitation by mail, certain officers, directors and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone, personal communication or other means. The Company has retained Corporate Investor Communications, Inc. to aid in the search for shareholders and delivery of proxy materials.

Purposes of Meeting

         The principal purposes of the meeting are to: (1) elect five Class II directors for a term of three years and one Class III director for a term of one year; (2) approve amendments to the Company's Equity Compensation Plan; (3) ratify the action of the Board of Directors pursuant to the recommendation of the Audit Committee in appointing Arthur Andersen LLP as independent public accountants for the Company and its subsidiaries for the 1999 fiscal year; and
(4) transact such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors knows of no other matters other than those stated above to be brought before the meeting.

Voting Rights

         If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. If the proxy card is signed and returned, but voting directions are not made, the proxy will be voted in favor of the proposals set forth in the accompanying "Notice of Annual Meeting of Shareholders" and in such manner as the proxyholders named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by (1) filing written notice of revocation with the Secretary of the Company which is actually received prior to the vote of shareholders, (2) filing a duly executed proxy bearing a later date with the Secretary of the Company before the vote of shareholders or (3) attending the Annual Meeting and voting in person.

         The Board of Directors has fixed the close of business on April 12, 1999, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and all adjournments or postponements thereof. As of the close of business on April 12, 1999, the Company had outstanding 111,982,685 shares of Common Stock. On all matters to come before the Annual Meeting, each holder of Common Stock will be entitled to vote at the Annual Meeting and will be entitled to one vote for each share owned.

SHARE OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information, as of April 1, 1999, regarding shares of Common Stock of the Company owned of record or known to the Company to be owned beneficially by each director, each executive officer named in the Summary Compensation Table on page 12 and all directors and executive officers as a group. Except as set forth in the footnotes, each of the shareholders identified in the table below has sole voting and investment power over the shares beneficially owned by such person, except to the extent such power may be shared with a spouse.

                                                      Shares           Percent
                    Name                      Beneficially Owned(1)    of Class
                    ----                      ---------------------    --------
     Dennis B. Gillings, Ph.D. (2)                  6,031,871            5.4%
     Santo J. Costa (3)                               200,477              *
     Rachel R. Selisker (4)                           153,849              *
     Ludo J. Reynders, Ph.D. (5)                      204,711              *
     Lawrence S. Lewin (6)                            118,590              *
     David F. White (7)                               106,634              *
     Robert C. Bishop, Ph.D. (8)                       31,987              *
     Chester W. Douglass, Ph.D. (9)                   508,335              *
     Arthur M. Pappas (10)                             63,085              *
     Vaughn D. Bryson (11)                              8,321              *
     Virginia V. Weldon, M.D. (12)                      4,805              *


     Eric J. Topol, M.D. (13)                           4,837              *
     E.G.F. Brown (12)                                  4,805              *
     Fred C. Goad, Jr. (14)                         1,106,711              *
     Jim D. Kever (15)                              1,173,611            1.0%
     William E. Ford (16)                           3,269,463            2.9%

     All directors and executive officers as       13,042,671           11.4%
     a group (17 persons) (17)

-------------------------
*Less than one percent

(1) Pursuant to the rules of the Securities and Exchange Commission, certain shares of the Company's Common Stock which a person has the right to acquire within 60 days of the date shown above pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Such shares are described below as being subject to presently exercisable stock options. A beneficial owner of shares held in the Company's Employee Stock Ownership Plan (the "ESOP") or Approved Profit Sharing Scheme has sole voting power over the shares held in his or her account, but shares investment power over the shares with the Trustee.
(2) Includes 109,456 shares subject to presently exercisable stock options and 155,809 shares held by the Company's ESOP for Dr. Gillings' account. Includes 6,604 shares owned by Dr. Gillings' daughter, 180,000 shares owned by the Gillings Family Limited Partnership, of which Dr. Gillings and his wife are the general partners, 2,200 shares held by the GFEF Limited Partnership, of which Dr. Gillings is the general partner, 197,418 shares owned by Dr. Gillings' wife and 834,766 shares owned by a Grantor Retained Annuity Trust under which Dr. Gillings is the beneficiary (the "GRAT"). Dr. Gillings disclaims beneficial ownership of all shares owned by his wife, all shares in the Gillings Family Limited Partnership, all shares owned by the GFEF Limited Partnership and all shares in the GRAT, except to the extent of his interest therein.
(3) Includes 175,093 shares subject to presently exercisable stock options and 3,534 shares held by the Company's ESOP for Mr. Costa's account.
(4) Includes 65,888 shares subject to presently exercisable stock options and 42,597 shares held by the Company's ESOP for Ms. Selisker's account.
(5) Includes 100,634 shares subject to presently exercisable stock options, 1,122 shares held by the Quintiles (UK) Limited Approved Profit Sharing Scheme for Dr. Reynders' account and 111 shares held by the Company's ESOP for Dr. Reynders' account.
(6) Includes 117,363 shares subject to presently exercisable stock options and 1,115 shares held by the Company's ESOP for Mr. Lewin's account.
(7) Includes 10,381 shares subject to presently exercisable stock options. Includes 35,520 shares owned by Mr. White's wife and 23,942 shares owned by a trust for which Mr. White and his wife are trustees.
(8)      Includes 29,487 shares subject to presently exercisable stock options.

(9) Includes 32,235 shares subject to presently exercisable stock options. Includes 93,600 shares owned by the Douglass Family Limited Partnership, of which Dr. Douglass is the sole general partner. Dr. Douglass disclaims beneficial ownership of the shares held by the limited partnership except to the extent of his pecuniary interest therein.
(10)     Includes 29,485 shares subject to presently exercisable stock options.
(11)     Includes 8,321 shares subject to presently exercisable stock options.
(12)     Includes 4,805 shares subject to presently exercisable stock options.
(13)     Includes 4,837 shares subject to presently exercisable stock options.
(14) Includes 711,260 shares subject to presently exercisable stock options, 89,432 shares held in a trust of which Mr. Goad is the trustee and a sole beneficiary and 15,304 shares owned by Mr. Goad's wife. Mr. Goad disclaims beneficial ownership of the shares held by his wife.
(15) Includes 635,470 shares subject to presently exercisable stock options and 69,960 shares in a trust of which Mr. Kever is the trustee and the sole beneficiary.
(16) Includes 4,664 shares subject to presently exercisable stock options. Also includes 2,818,421 shares owned by General Atlantic Partners 25, L.P. ("GAP 25"), whose general partner is General Atlantic Partners, LLC ("GAP LLC"). Mr. Ford is a managing member of GAP LLC. Includes 446,378 shares owned by GAP Coinvestment Partners, L.P. ("GAPCO"), of which Mr. Ford is a general partner. GAP 25, GAP LLC and GAPCO are a "group" within the meaning of Rule 13d-5 of the Securities and Exchange Act of 1934, as amended. Mr. Ford disclaims beneficial ownership of all such securities except to the extent of his pecuniary interest therein.
(17) Includes 2,092,762 shares subject to presently exercisable stock options and 206,289 shares held by the Company's ESOP and Approved Profit Sharing Scheme for the accounts of individual executive officers.


                       PROPOSAL 1: ELECTION OF DIRECTORS

         The Company's Board of Directors is divided into three classes, as nearly equal in number as possible. Each year the shareholders will elect the members of one of the three classes to a three year term of office. In accordance with the Company's Bylaws, during May 1999 the Board of Directors elected Jim D. Kever, William E. Ford and Fred C. Goad, Jr. to fill vacancies created by an increase in the size of the Board and the resignation of Lawrence
S. Lewin as of May 6, 1999.

         The term of office of the Class II directors expires at the Annual Meeting; the term of office of the Class III directors expires at the 2000 Annual Meeting of Shareholders; and the term of office of the Class I directors expires at the 2001 Annual Meeting of Shareholders, or in any event at such time as their respective successors are duly elected and qualified or their earlier resignation, death or removal from office.

         The following table lists the directors of the Company and the classes in which they serve as of the date of this Proxy Statement:


         Class I                  Class II                     Class III
  (Term Expiring 2001)     (Term Expiring 1999)          (Term Expiring 2000)

Robert C. Bishop, Ph.D.    Vaughn D. Bryson           Dennis B. Gillings, Ph.D.
Santo J. Costa             Rachel R. Selisker         Chester W. Douglass, Ph.D.
Arthur M. Pappas           Eric J. Topol, M.D.        David F. White
Ludo J. Reynders, Ph.D.    Jim D. Kever               Virginia V. Weldon, M.D.
E.G.F. Brown               William E. Ford            Fred C. Goad, Jr.

         The Board of Directors has approved the nomination of the Class II directors indicated above for election at the Annual Meeting to serve until the Annual Meeting of Shareholders in the year 2002 (or until such time as their respective successors are elected and qualified or their earlier resignation, death or removal from office). The Board of Directors has also nominated Fred
C. Goad, Jr. to serve as a Class III director. If elected, Mr. Goad will serve until the Annual Meeting of Shareholders in 2000, or until such time as his successor is elected and qualified or his earlier resignation, death or removal from office.

         The Board of Directors has no reason to believe that the persons named above as nominees for directors will be unable or will decline to serve if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, the proxy may be voted with discretionary authority for a substitute or substitutes as shall be designated by the Board of Directors.

         Pursuant to North Carolina law, the five candidates who receive the highest number of votes as Class II directors will be elected as Class II directors of the Company, and the candidate receiving the highest number of votes as a Class III director will be elected as a Class III director of the Company. Abstentions and shares held in street name that are not voted in the election of directors will not be included in determining which nominees received the highest number of votes.

The Board of Directors recommends that shareholders vote FOR the election of these nominees.

         Set forth below are the names and other information pertaining to the Board's nominees and other directors whose terms of office will continue after the Annual Meeting:

                                                                                                               First Year
                                                                                                                 Elected
                  Name                                      Position With Company                      Age      Director
                  ----                                      ---------------------                      ---     ----------
Class I

Robert C. Bishop, Ph.D. (1)(3)(5)          Director                                                    56         1994

Santo J. Costa (5)                         President, Chief Operating Officer and Director             53         1994

Arthur M. Pappas (1)(5)(6)                 Director                                                    51         1994

Ludo J. Reynders, Ph.D. (4)                Chief Executive Officer, Quintiles CRO, and Director        45         1995

E.G.F. Brown (1)(2)                        Director                                                    55         1998

Class II

Vaughn D. Bryson (1)(2)(4)                 Director                                                    60         1997

Rachel R. Selisker (6)                     Chief Financial Officer, Executive Vice President           43         1995
                                           Finance and Director

Eric J. Topol, M.D. (1)(4)                 Director                                                    44         1997

Jim D. Kever (4)                           Director, Chief Executive Officer, ENVOY                    46         1999

William E. Ford (1)(2)                     Director                                                    37         1999

Class III

Dennis B. Gillings, Ph.D. (1)              Chairman of the Board of Directors and Chief  Executive     55         1982
                                           Officer

Chester W. Douglass, Ph.D. (1)(3)(4)       Director                                                    59         1983

David F. White(4)                          Chief Executive Officer, Innovex Limited, and Director      55         1997

Virginia V. Weldon, M.D. (1)(3)(6)         Director                                                    63         1997

Fred C. Goad, Jr. (6)                      Director, Senior Advisor to Office of President, ENVOY      58         1999

---------------------------

(1)      Member of Executive Committee
(2)      Member of Audit Committee
(3)      Member of Compensation Committee
(4)      Member of Quality Committee
(5)      Member of Nominations Committee
(6)      Member of Human Resources Committee

         Robert C. Bishop, Ph.D. has served as a director since April 1994. Since May 1992, Dr. Bishop has served as President, Chief Executive Officer and director of AutoImmune, Inc., a biotechnology company. From February 1991 to April 1992, Dr. Bishop served as President of Allergan Therapeutics Group, a division of Allergan, Inc., an eye and skin care company. From August 1989 to February 1991, Dr. Bishop served as President of Allergan Pharmaceuticals, a division of Allergan, Inc. Dr. Bishop serves as a director of Millipore Corporation, a multinational, high technology company that applies its purification technology to critical research and manufacturing applications in the microelectronics and biopharmaceutical industries. Dr. Bishop received an M.B.A. from the University of Miami and a Ph.D. in Biochemistry from the University of Southern California.

         Santo J. Costa became President and Chief Operating Officer of the Company in April 1994 and has been a director since April 1994. From July 1993 to March 1994, Mr. Costa directed the affairs of his own consulting firm, Santo
J. Costa & Associates, which focused on pharmaceutical and biotechnology companies. Prior to July 1993, Mr. Costa served seven years at Glaxo, Inc., a pharmaceutical company, as Senior Vice President Administration and General Counsel and a member of the Board of Directors. Mr. Costa serves as a director of NPS Pharmaceuticals Inc., a pharmaceutical company engaged in the discovery and development of small molecule drugs that address a variety of diseases. Mr. Costa received a law degree from St. John's University.

         Arthur M. Pappas has served as a director since September 1994. Mr. Pappas is Chairman and Chief Executive Officer of A.M. Pappas & Associates, LLC, an international management and consulting services company and investor in the high technology and life science industries. Mr. Pappas previously served as a director on the Board of Glaxo Holdings plc, a pharmaceutical company, with executive and Board responsibilities for operations in Asia Pacific, Latin America and Canada. Mr. Pappas also serves as a director of GeneMedicine, Inc., a company engaged in the development of non-viral gene therapy products designed for the treatment or prevention of serious diseases; Embrex, Inc., an international agricultural biotechnology company focused on developing patented pharmaceutical, biological, mechanical and data management products for use in the poultry industry; and KeraVision, Inc., a company that engages in the treatment of common vision problems. Mr. Pappas's 27 years of experience in the healthcare industry also includes positions with Merrell Dow Pharmaceuticals, a pharmaceutical company and subsidiary of Dow Chemicals, and Abbott Laboratories International, Inc., a global, diversified health care company devoted to the discovery, development, manufacture and marketing of pharmaceutical, diagnostic, nutritional and hospital products. Mr. Pappas received an M.B.A. in Finance from Xavier University.

         Ludo J. Reynders, Ph.D. has served as Chief Executive Officer of the Product Development Group since 1996. He managed the Company's European clinical operations from 1988 to 1996. Dr. Reynders has served as a director of the Company since January 1995. Prior to joining the Company, Dr. Reynders managed the biostatistics and data management department of the Bristol-Myers Co. Pharmaceutical Research and Development Division, located in Brussels, Belgium. Bristol-Myers Co. is a diversified worldwide health and personal care company whose principal businesses are pharmaceuticals, consumer products, nutritionals and medical devices. Dr. Reynders also serves as a director of Oxford Asymmetry International plc, a company producing products for use in the pharmaceutical, biotechnology and agrochemical industries. Dr. Reynders received an M.S. and Ph.D. in Applied Sciences from the University of Louvain, Louvain, Belgium.

         E.G.F. Brown has served as a director of the Company since January 1998. Mr. Brown is a Managing Director of Tibett & Britton Group, plc. Mr. Brown was previously an Executive Director of T.D.G. PLC, a European logistics company, and a director of Datrontech PLC, a distributor of personal computer components. Prior to joining TDG in 1996, Mr. Brown served as Operations Director for NFC PLC, a supply chain logistics company. Mr. Brown was educated at Exeter and Reading Universities and the London Business School.

         Vaughn D. Bryson has served as a director since March 1997. Mr. Bryson is President of Life Science Advisors, LLC, a consulting firm focused on assisting biopharmaceutical and medical device firms in building shareholder value. Mr. Bryson was a 32 year employee of Eli Lilly & Co. ("Lilly"), a global research-based pharmaceutical corporation, where he served as President and Chief Executive Officer from 1991 until June 1993; he was Executive Vice President from 1986 until 1991. He served as a director of Lilly from 1984 until his retirement in 1993. From April 1994 to December 1996, Mr. Bryson served as Vice Chairman of Vector Securities International, Inc., an investment banking firm. Mr. Bryson is a director of Ariad Pharmaceuticals, Inc., a developer of pharmaceuticals that targets intracellular signaling pathways in order to alter the course of disease; Chiron Corporation, a global healthcare company with biopharmaceutical businesses; Fusion Medical Technologies, Inc., a company developing and commercializing proprietary collagen gel-based products for use in controlling bleeding during surgery; and Perclose, Inc., a company that designs, develops, manufactures and markets a family of systems used to surgically close arterial access sites in catheterization procedures. Mr. Bryson completed the Sloan Program at the Stanford University Graduate School of Business.

         Rachel R. Selisker, a certified public accountant, serves as Executive Vice President Finance and Chief Financial Officer for the Company and has been the Company's principal financial officer since 1987. Ms. Selisker has served as a director of the Company since November 1995. From 1981 to 1987, Ms. Selisker was with the accounting firm of Oppenheim, Appel, Dixon & Co. in Raleigh, North Carolina. Ms. Selisker serves on the Advisory Board for the Accounting Curriculum at Wake Technical Community College.

         Eric J. Topol, M.D. has served as a director since November 1997. Dr. Topol is the Chairman of the Department of Cardiology and co-director of the Heart Center at The Cleveland Clinic Foundation. He has served as Study Chairman for clinical trials of well over 100,000 patients over the past decade. Dr. Topol was a faculty member of the University of Michigan from 1985 until 1991 before moving to his current post. He has authored more than 500 publications in leading peer-review medical journals and is the editor of more than 10 books. Dr. Topol has been elected to the American Society of Clinical Investigation and the American Association of Physicians. He previously served as a director for Rhone Poulenc Rorer, a leading life sciences company, specializing in innovations in human, plant and animal health. Dr. Topol received his M.D. at the University of Rochester and completed post-doctoral training at the University of California, San Francisco and the Johns Hopkins Medical Center.

         Jim D. Kever has served as a director of the Company since May 6, 1999 and has served as Chief Executive Officer of ENVOY Corporation ("ENVOY"), a subsidiary of the Company, since ENVOY was acquired by the Company in March 1999. ENVOY is a provider of healthcare electronic data interchange and data mining services. Mr. Kever served as President and Co-Chief Executive Officer of ENVOY from August 1995 until March 1999 and as a director from ENVOY's incorporation in August 1994 until March 1999. Prior to such time, he served as ENVOY's Executive Vice President, Secretary and General Counsel from the date of incorporation. Mr. Kever had served as a director and Secretary, Treasurer and General Counsel of ENVOY Corporation, a Delaware corporation and former parent corporation to ENVOY ("Old ENVOY") since 1981 and as Executive Vice President since 1984. Mr. Kever also is a director of Transaction System Architects, Inc., a supplier of electronic payment software products and network integration solutions, and 3D Systems Corporation, a manufacturer of technologically advanced solid imaging systems and prototype models.

         William E. Ford has served as a director of the Company since May 6, 1999. Mr. Ford was appointed a director of ENVOY in March 1996 and served as a director until March 1999, when it was acquired by the Company. Mr. Ford has served as a managing member of General Atlantic Partners LLC, the general partner of General Atlantic Partners 25, L.P., and as a general partner of GAP Coinvestment Partners, L.P. since 1991. Mr. Ford also serves as a director of GT Interactive Software Corporation, a provider of entertainment and educational consumer software; LHS Group, Inc., a provider of scaleable client/server-based billing solutions to carriers in the telecommunications industry; Eclipsys Corporation, a healthcare information technology company; E*Trade Group, Inc., a discount on-line electronic brokerage company; and Priceline.com, Incorporated, a buyer-driven demand collection electronic commerce company.

         Dennis B. Gillings, Ph.D. founded the Company in 1982 and has served as Chief Executive Officer and Chairman of the Board of Directors since its inception. From 1972 to 1988, Dr. Gillings served as a professor in the Department of Biostatistics at the University of North Carolina at Chapel Hill. During his tenure as a professor, he was active in statistical consulting for the pharmaceutical industry. Dr. Gillings currently serves on the Dean's Advisory Counsel of the University of North Carolina School of Public Health. Dr. Gillings has been published widely in scientific and medical journals. Dr. Gillings serves as a director of Triangle Pharmaceuticals, Inc., a company engaged in the development of new drug candidates primarily in the antiviral area. Dr. Gillings received a Diploma in Mathematical Statistics from the University of Cambridge and a Ph.D. in Mathematics from the University of Exeter.

         Chester W. Douglass, Ph.D. has served as a director of the Company since 1983. Dr. Douglass is Professor and Chairman of the Department of Oral Health Policy and Epidemiology, Harvard University School of Dental Medicine and Professor, Department of Epidemiology, Harvard University School of Public Health. Dr. Douglass has served over 30 years in various academic appointments at Temple University, the University of North Carolina at Chapel Hill and Harvard University. Dr. Douglass received a D.M.D. from the Temple University School of

Dentistry, an M.P.H. from the University of Michigan School of Public Health and a Ph.D. from the University of Michigan Rackham School of Graduate Studies.

         Virginia V. Weldon, M.D. has served as a director of the Company since November, 1997. Dr. Weldon served as Senior Vice President, Public Policy, Monsanto Company, an agro-chemicals and biotechnology (life sciences) company, from October 1993 until her retirement in March 1998. Previously, she was Professor of Pediatrics, Vice Chancellor for Medical Affairs and Vice President of the Medical Center at Washington University in St. Louis. Dr. Weldon has received recognition from numerous medical, scientific and educational organizations, among them the Association of American Medical Colleges, of which she served as Chairman. In 1994, Dr. Weldon was one of 18 individuals appointed to the President's Committee of Advisors on Science and Technology. More recently, she became a member of the California Institute of Technology Board of Trustees. Dr. Weldon received her medical degree from the State University of New York at Buffalo. She also completed post-doctoral studies at the Johns Hopkins University.

         David F. White serves as the Chief Executive Officer of Innovex Limited, a subsidiary of the Company that offers marketing, strategic consulting and physician-profiling services to the pharmaceutical industry. Mr. White has served as a director of the Company since November 1997. Mr. White joined Innovex Limited as Group Chief Executive Officer in September 1994 from ICI plc, a large chemicals company that engaged in the pharmaceutical industry, where he had a broad career principally in the international pharmaceutical business. After successive appointments as Managing Director of Stuart Pharmaceuticals, a British pharmaceutical affiliate company of ICI, from June 1984 to October 1985 and General Manager, ICI Pharmaceuticals (U.K.), a division of ICI plc (demerged in 1993 into Zeneca plc), from November 1985 to December 1988, he was promoted to lead the global plastics and acrylics businesses, culminating in an assignment to steer the global integration of Dupont Acrylics into ICI Acrylics.

         Fred C. Goad, Jr. has served as a director of the Company since May 6, 1999. He currently serves as a Senior Advisor to the Office of President of ENVOY. Mr. Goad served as the Chairman and Co-Chief Executive Officer of ENVOY from August 1995 until March 1999, when it was acquired by the Company, and as a director from ENVOY's incorporation in August 1994 through March 1999. Prior to that time, he served as ENVOY's President from the date of incorporation until assuming the title of Chairman and Co-Chief Executive Officer in August 1995. Mr. Goad served as Chief Executive Officer and a director of Old ENVOY, from September 1985 through June 1995. Mr. Goad is a director of Performance Food Group Company, a food distribution company.

Board of Directors Meetings and Committees

         The Board of Directors met 12 times during 1998. The Board has an Executive Committee, Audit Committee, Compensation Committee, Quality Committee, Nominations Committee, and Human Resources Committee. The Board also had a Policy Committee, which was combined with the Quality Committee in May 1999. The Executive Committee has the authority to exercise all powers of the Board of Directors during intervals between meetings of the Board. The Executive Committee met once during 1998. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee also recommends to the Board the appointment of independent public accountants. The Audit Committee met five times during 1998. The Compensation Committee is responsible for the approval of compensation arrangements for officers of the Company and the review of the Company's compensation plans and policies. The Compensation Committee met five times during 1998. The Quality Committee oversees the reporting of serious adverse events for the Company's studies, establishes policies regarding scientific integrity and quality assurance and has taken over the responsibilities of the Policy Committee. During 1998, the Quality Committee met four times. The Nominations Committee nominates individuals to serve on the Board of Directors for shareholder approval or, in the case of filling a vacancy, for Board approval. The Nominations Committee met four times during 1998. The Policy Committee was responsible for reviewing conflicts of interest arising from the provision of services to a wide variety of clients and overseeing the conflicts resolution process. The Policy
Committee met four times during 1998. The Human Resources Committee oversees strategic global human resources issues. During 1998, the Human Resources Committee met five times.

         The Company's Bylaws provide procedures for the nomination of directors. The Bylaws provide that nominations for the election of directors may only be made by the Board of Directors or a designated committee thereof, or by any shareholder entitled to vote generally in elections of directors if the shareholder follows certain procedures. Any shareholder of record entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting of shareholders only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or certified mail, postage prepaid, to the Secretary of the Company (i) with respect to an election to be held at an annual meeting of shareholders, not more than ninety (90) days nor less than fifty (50) days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders called for the purpose of the election of directors, not later than the close of business on the tenth business day following the date on which notice of such meeting is first given to shareholders. Each such notice of a shareholder's intent to nominate a director must set forth certain information as specified in the Company's Bylaws.

         Each director, other than Mr. Brown, attended 75% or more of the aggregate of the Board meetings (held during the period for which the director was in office) and Committee meetings of the Board of which the director was a member.

Director Compensation

         Each non-officer director receives annually a grant of stock options valued at $100,000 with the number of options determined in accordance with the Black-Scholes method. Each non-officer director also receives an annual retainer of $24,000, paid in quarterly installments. In addition, each non-officer director receives $1,000 for each Board meeting attended in person or by teleconference and $500 for each Committee meeting attended in person or by teleconference, paid in the aggregate each quarter. The Company reimburses each director for out-of-pocket expenses incurred in connection with the rendering of services as a director. Certain other financial relationships with directors are described in "Certain Transactions."

                             EXECUTIVE COMPENSATION

         The following tables show annual and long-term compensation paid or accrued by the Company for services rendered for the fiscal years indicated by the Company's Chief Executive Officer and the next four most highly compensated executive officers (the "named executive officers") whose total salary and bonus exceeded $100,000 individually during the year ended December 31, 1998.

                           Summary Compensation Table

                                                                                           Long Term
                                            Annual Compensation                          Compensation
                               -----------------------------------------------------     ------------
                                                                                            No. of
                                                                                          Securities
          Name and                                                      Other Annual      Underlying            All Other
     Principal Position        Year            Salary         Bonus     Compensation        Options           Compensation
     ------------------        ----         ------------   ----------   ------------      ----------         --------------

Dennis B. Gillings             1998         $474,996 (1)   $     --      $        (2)      25,048 (3)        $  349,236 (4)
    Chairman of the Board of   1997          447,400 (5)         --               --       24,013 (6)           231,009 (7)
    Directors and Chief        1996          442,022             --               (2)      23,340 (8)           107,578 (9)
    Executive Officer

Santo J. Costa                 1998         $450,000       $     --      $        (2)      22,553(10)        $  760,552(11)
    President and Chief        1997          425,000                      43,981 (12)     119,338(13)         2,336,090(14)
    Operating Officer          1996          356,250                              (2)      17,746(15)           703,680(16)

Lawrence S. Lewin              1998         $318,350       $     --      $        (2)       7,123            $   11,546(17)
    Chief Executive Officer,   1997          303,188             --               (2)      14,011(18)            31,738(19)
    The Lewin Group            1996          179,224        108,300               (2)     114,334                29,535(20)

Ludo J. Reynders               1998         $315,000       $     --      $        (2)      23,803(21)        $    6,837(22)
    Chief Executive Officer,   1997          301,415             --               (2)      64,477(23)            11,781(24)
    Quintiles CRO              1996          242,079             --               (2)      12,696(25)            13,648(24)

David F. White                 1998         $283,450       $     --      $        (2)      12,597            $   32,075(26)
    Chief Executive Officer,   1997          253,061         52,623               (2)      22,427                24,041(27)
    Innovex Limited            1996 (28)     200,535         58,880               (2)     111,134                    --

-------------------
(1) Includes $236,348 deferred during 1998 pursuant to the Company's Deferred Compensation Plan.
(2) Perquisites and other personal benefits received did not exceed the lesser of $50,000 or 10% of salary and bonus compensation for the named executive officer.
(3) Includes 6,053 shares subject to options granted pursuant to the 1998 bonus.
(4) Includes contributions to the Company's 401(k) Plan on behalf of Dr. Gillings in the amount of $2,364, the estimated value of contributions made to the Company's ESOP on Dr. Gillings behalf in the amount of $6,031, the present value of the benefit to Dr. Gillings of the premiums paid by the Company under a split-dollar life insurance arrangement in the amount of $335,686 (see "Employment Agreements" below for a description of this arrangement), and other life insurance premiums paid by the Company in the amount of $5,155.
(5) Includes $55,925 deferred during 1997 pursuant to the Company's Deferred Compensation Plan.
(6) Includes 7,042 shares subject to options granted pursuant to the 1997 bonus.

(7) Includes contributions to the Company's 401(k) Plan on behalf of Dr. Gillings in the amount of $2,237, the value of contributions made to the Company's ESOP on Dr. Gillings' behalf in the amount of $16,473, the present value of the benefit to Dr. Gillings of the premiums paid by the Company under a split-dollar life insurance arrangement in the amount of $207,144 (see "Employment Agreements" below for a description of this arrangement), and other life insurance premiums by the Company in the amount of $5,155.
(8) Includes 5,840 shares subject to options granted pursuant to the 1996 bonus.
(9) Includes contributions to the Company's 401(k) Plan on behalf of Dr. Gillings in the amount of $2,210, the value of contributions made to the Company's ESOP on Dr. Gillings' behalf in the amount of $20,736, the present value of the benefit to Dr. Gillings of the premiums paid by the Company under a split-dollar life insurance arrangement in the amount of $79,644 (see "Employment Agreements" below for a description of this arrangement), and other life insurance premiums paid by the Company in the amount of $4,988.
(10) Includes 5,299 shares subject to options granted pursuant to the 1998 bonus.
(11) Includes $749,625, which represents the appreciation of incentive stock options exercised, and $6,031, which represents the estimated value of the contributions made to the Company's ESOP on behalf of Mr. Costa. Also includes $4,896 representing the value of life insurance premiums paid in 1998.
(12) Amount represents the value of financial planning and legal costs paid by the Company on behalf of Mr. Costa.
(13) Includes 5,549 shares subject to options granted pursuant to the 1997 bonus.
(14) Includes $2,317,260, which represents the appreciation of incentive stock options exercised, and $14,510 which represents the estimated value of the contributions made to the Company's ESOP on behalf of Mr. Costa. Also includes $4,320 representing the value of life insurance premiums paid in 1997.
(15) Includes 3,996 shares subject to options granted pursuant to the 1996 bonus.
(16) Includes $679,488, representing the appreciation of incentive stock options exercised, and $20,736 representing the value of contributions made to the Company's ESOP on behalf of Mr. Costa. Also includes $3,456 representing the value of life insurance premiums paid during 1996.
(17) Includes $2,400 in contributions to the Company's 401(k) Plan on behalf of Mr. Lewin, $3,115, which represents the value of the life insurance premiums paid during 1998, and $6,031 representing the estimated value of contributions made to the Company's ESOP on behalf of Mr. Lewin.
(18) Includes 4,465 shares subject to options granted pursuant to the 1997 bonus.
(19) Includes $2,250 in contributions to the Company's 401(k) Plan on behalf of Mr. Lewin, $15,000, which represents the value of the life insurance premiums paid during 1997, and $14,488 representing the value of contributions made to the Company's ESOP on behalf of Mr. Lewin.
(20) Includes $4,299 for life insurance premiums paid during 1996 and $4,500 contributed by the Company to the Company's 401(k) Plan on behalf of Mr. Lewin. Also includes $20,736, representing the value of contributions made to the Company's ESOP on behalf of Mr. Lewin.

(21) Includes 3,514 shares subject to options granted pursuant to the 1998 bonus.
(22) Includes $806 in contributions to the Company's 401(k) Plan on behalf of Mr. Reynders and $6,031 representing the estimated value of contributions made to the Company's ESOP on behalf of Mr. Reynders.
(23) Includes 2,810 shares subject to options granted pursuant to the 1997 bonus.
(24) Amount represents the value of contributions to the Quintiles (UK) Limited Approved Profit Sharing Scheme on behalf of Dr. Reynders.
(25) Includes 2,696 shares subject to options granted pursuant to the 1996 bonus.
(26) Includes $28,345 of contributions to the Innovex Personal Pension Plan on behalf of Mr. White and $3,730, which represents the value of life insurance premiums paid during 1998.
(27) Amount represents the value of contributions to the Innovex Personal Pension Plan on behalf of Mr. White.
(28) Mr. White became an executive officer of the Company following the Company's business combination with Innovex in November 1996. With respect to Mr. White, this table includes ordinary compensation paid by Innovex in 1996.

                       Option Grants In Last Fiscal Year

         The following table reflects the stock options granted during the past fiscal year to the named executive officers pursuant to the Company's Equity Compensation Plan and the Nonqualified Stock Option Plan. No stock appreciation rights were granted to the named executive officers during 1998.

                                                                                      Potential Realizable Value
                                                                                         at Assumed Annual Rates
                                                                                            of Stock Price
                                                                                        Appreciation for Option
                                         Individual Grants                                     Term (1)
                       --------------------------------------------------------      ---------------------------
                        Number of      Percent of
                       Securities   Total Options
                       Underlying      Granted to      Exercise or
                         Options      Employees in     Base Price    Expiration
         Name            Granted    Fiscal Year (2)   Per Share ($)     Date           5% ($)         10% ($)
         ----          ----------   ---------------   -------------  -----------     ---------      ----------

Dennis B. Gillings      6,053 (3)        0.3%             53.38       12/31/08        203,183         514,905
                        3,799 (4)        0.2%             53.38       12/31/08        127,522         323,166
                        1,873 (5)        0.1%             53.38       12/31/08         62,871         159,329
                       13,323 (6)        0.6%             53.38       12/31/08        447,216       1,133,334

Santo J. Costa          5,299 (3)        0.2%             53.38       12/31/08        177,873         450,765
                        3,451 (4)        0.2%             53.38       12/31/08        115,841         293,563
                        1,873 (5)        0.1%             53.38       12/31/08         62,871         159,329
                       11,930 (6)        0.5%             53.38       12/31/08        400,457       1,014,837

Lawrence S. Lewin       2,219 (8)        0.1%             53.38       12/31/08         74,486         188,761
                        2,055 (9)        0.1%             53.38       12/31/08         68,981         174,811
                        2,849 (4)        0.1%             53.38       12/31/08         95,633         242,353

Ludo J. Reynders       10,000 (4)        0.5%             53.38       12/31/08        335,673         850,660
                        3,514 (3)        0.2%             53.38       12/31/08        117,955         298,922
                        2,058 (4)        0.1%             53.38       12/31/08         69,081         175,066
                        7,492 (7)        0.3%             53.38       12/31/08        251,486         637,314
                          739(10)        0.0%             53.38       12/31/08         24,806          62,864

David F. White          2,308 (3)        0.1%             53.38       12/31/08         77,473         196,332
                       10,289 (4)        0.5%             53.38       12/31/08        345,373         875,244

--------------

(1) Potential realizable value of each grant is calculated assuming that market price of the underlying security appreciates at annualized rates of 5% and 10%, respectively, over the term of the grant. The assumed annual rates of appreciation of 5% and 10% would result in the price of the Common Stock increasing to $86.94 and $138.44 per share, respectively, for the options expiring December 31, 2008.

(2) Options to purchase an aggregate of 2,177,942 shares were granted to employees during 1998.

(3) Nonqualified options granted December 31, 1998, expiring December 31, 2008, or if sooner, three months after termination of employment, unless employment is terminated because of (1) death or disability, in which case the options may be exercised until the first anniversary following termination, or (2) retirement, in which case the options may be exercised up to the fifth anniversary following termination. Shares subject to the options granted vested on April 30, 1999.

(4) Nonqualified options granted December 31, 1998, expiring December 31, 2008, or if sooner, three months after termination of employment, unless employment is terminated because of (1) death or disability, in which case the options may be exercised until the first anniversary following termination, or (2) retirement, in which case the options may be exercised up to the fifth anniversary following termination. Shares subject to the options granted vest over the next four years, with 25% of such shares vesting on December 31 of each year, beginning December 31, 1999.

(5) Incentive stock options granted December 31, 1998, expiring December 31, 2008, or if sooner, three months after termination of employment, unless employment is terminated because of death or disability, in which case the options may be exercised until the first anniversary following termination. Number of options granted to extent of annual $100,000 cap; options in excess of the cap granted as nonqualified options. Shares subject to the options granted vest on December 31, 2002.

(6) Nonqualified options granted December 31, 1998, expiring December 31, 2008, or if sooner, three months after termination of employment, unless employment is terminated because of (1) death or disability, in which case the options may be exercised until the first anniversary following termination, or (2) retirement, in which case the options may be exercised up to the fifth anniversary following termination. Options granted represent nonqualified options granted in conjunction with incentive options granted to the extent of the $100,000 cap. Shares subject to the options granted vest over the next four years with 29% vesting each of the next three years on December 31, 1999, 2000 and 2001, and 13% vesting on December 31, 2002.

(7) Incentive stock options granted December 31, 1998, expiring December 31, 2008, or if sooner, three months after termination of employment, unless employment is terminated because of death or disability, in which case the options may be exercised until the first anniversary following termination. Number of options granted to extent of annual $100,000 cap; options in excess of the cap granted as nonqualified options. Shares subject to the options granted vest over four years, with 25% vesting on December 31 of each year beginning December 31, 1999.

(8) Incentive stock options granted December 31, 1998, expiring December 31, 2008, or if sooner, three months after termination of employment, unless employment is terminated because of death or disability, in which case the options may be exercised until the first anniversary following termination. Number of options granted to extent of annual $100,000 cap; options in excess of the cap granted as nonqualified options. Shares subject to options granted vest over three years beginning December 31, 2000, with 14%, 38% and 48% of such shares vesting on December 31, 2000, 2001 and 2002, respectively.

(9) Nonqualified stock options granted January 1, 1998, expiring January 1, 2008, or if sooner, three months after termination of employment, unless employment is terminated because of (1) death or disability, in which case the options may be exercised until the first anniversary following termination, or (2) retirement, in which case the options may be exercised up to the fifth anniversary following termination. Shares subject to the options granted vest over the next three years, with 52% of such shares vesting on December 31, 1999, 37% on December 31, 2000 and 11% on December 31, 2001.

(10) Nonqualified options granted December 31, 1998, expiring December 31, 2008, or if sooner, three months after termination of employment, unless employment is terminated because of (1) death or disability, in which case the options may be exercised until the first anniversary following termination or (2) retirement, in which case the options may be exercised up to the fifth anniversary following termination. Options granted represent nonqualified options granted in conjunction with incentive options granted to the extent of the $100,000 cap. Shares subject to the options granted vest over the next four years, with 25% of such shares vesting on December 31 of each year, beginning December 31, 1999.

                Aggregated Option Exercises In Last Fiscal Year
                       and Fiscal Year End Option Values

         The following table provides information about the stock options held by the named executive officers on December 31, 1998.

                                                              Number of Securities        Value of Unexercised In-the
                         Shares Acquired      Value          Underlying Unexercised              Money Options
         Name             on Exercise (#)  Realized ($)         Options at FY-End                at FY-End (1)
         ----           ------------------ ------------    ---------------------------  --------------------------------
                                                           Exercisable   Unexercisable  Exercisable($)  Unexercisable($)
                                                           -----------   -------------  --------------- ----------------
Dennis B. Gillings                 0                  0      103,403          53,702      3,898,660          630,081
Santo J. Costa                18,500            749,625      139,794          46,121      2,688,836          501,246
Lawrence S. Lewin                  0                  0      101,866          33,602      1,637,052          446,440
Ludo J. Reynders              66,188          3,095,820       97,120          40,668      2,502,374          346,342
David F. White                     0                  0        5,495          37,509         96,324          557,535

----------------------

 (1) The value of the options is based upon the difference between the exercise price and the closing price per share on December 31, 1998, $53.375.

                         Compensation Committee Report

         The Compensation Committee of the Board of Directors reviews and oversees the general compensation plans and policies of the Company and approves the individual compensation arrangements for the Company's executive officers.

Executive Compensation Philosophy

         The Company is committed to implementing a scheme of executive compensation which will contribute to the achievement of the Company's business objectives. Based on a study of the Company's executive compensation policies and procedures by a nationally recognized consulting firm, the Company has an executive compensation program which it believes:

         -- Fulfills the Company's business and operating needs, comports with its general human resource strategies and enhances shareholder value.

         -- Enables the Company to attract and retain the executive talent essential to the Company's achievement of its business objectives.

         -- Rewards executives for accomplishment of pre-defined business goals and objectives.

         -- Provides rewards consistent with gains in shareholder wealth so that executives will be financially advantaged when shareholders are similarly financially advantaged.

         -- Reflects the evolving organizational structure of the Company, directly motivates executives to accomplish results within their range of influence and fosters team spirit among executives working towards a common goal.

         In implementing its compensation philosophy, the Company intends to provide compensation opportunities which are perceived to be generally comparable to those provided by similar companies in the contract research organization, biotechnology and pharmaceutical industries. This "peer group" is not the same group used for the industry comparison in the performance graph found in the "Comparison of Cumulative Return" section of this Proxy Statement; rather, it reflects the industry groups with which the Company competes for personnel.

Elements of Executive Compensation

         The Company's executive compensation program has four key components: base salary, annual performance awards, long-term incentive awards and benefits. Performance awards and long-term incentive awards are granted pursuant to the Company's executive compensation plan. These components combine fixed and variable elements to create a total compensation package which provides some income predictability while linking a significant portion of compensation to corporate, business unit and individual performance.

Base Salary

         Salary represents the fixed component of the Company's executive compensation program. Base salaries are set within ranges which are targeted around the competitive norm for similar companies in the contract research organization, biotechnology and pharmaceutical industries. Individual salaries may be above or below the competitive norm, depending on the executive's tenure in his position and performance. The Compensation Committee considers the following factors in approving adjustments to salary levels for the executive officers: (i) the relationship between current salary and appropriate internal and external salary comparisons, (ii) the average size of salary increases being granted by competitors, (iii) whether the responsibilities of the position have changed during the preceding year and (iv) the individual's performance as reflected in the overall manner in which his assigned role is carried out.

Annual Performance Awards

         Annual performance awards serve two functions in implementing the Company's executive compensation philosophy. First, annual incentives permit the Company to compensate officers directly for performance as measured by objective standards. Second, annual incentives also serve to focus executives on those activities which are most directly under their control and for which they should be held accountable.

         Each year, the Company establishes target performance award opportunities (expressed as a percentage of salary) which participants can expect to earn if all performance goals are fully achieved during the next fiscal year. Performance awards are proportionately increased or decreased from the target to reflect performance levels which exceed or fall below expectations.

         At the beginning of each year, specific performance goals are set for the Company and, each business unit and individual participant. For 1998, the Company determined that the best criteria for measurement of Company and business unit performance were operating surplus and net revenue, weighted at 60% and 40%, respectively. Individual performance goals are assigned annually relating to quality, productivity, expense control, innovation, personal management, etc. Individual performance is also assessed by subjective evaluation.

         Performance awards are linked to specific performance goals established by the Company. The executive compensation plan gives the Company's Compensation Committee the authority to award performance awards or reduce or entirely eliminate the performance awards. Performance awards may be made in cash, stock, stock options or a combination of each. Generally, the Compensation Committee awards cash awards to executive officers only to the extent operating surplus for the Company as a whole is in excess of target levels. In 1998, executive officer performance awards primarily were awarded in the form of nonqualified stock options, as described below.

         On December 31, 1998, the Company issued a total of 21,961 nonqualified stock options to the Company's executive officers at an exercise price of $53.375 per share, which equaled the closing price of the Company's Common Stock on December 31, 1998. Of the total of 21,961 shares issuable pursuant to these options, Dr. Gillings received options for 6,053 shares, Mr. Costa received options for 5,299 shares, Gregory D. Porter received options for 2,305 shares, Dr. Reynders received options for 3,514 shares, Ms. Selisker received options for 2,482 shares and Mr. White received options for 2,308 shares.

         In order to determine the number of options to be granted, the executive compensation plan performance award guidelines were used. The cash award amount derived from applying the criteria was then converted into stock options using the Black-Scholes method of option valuation. Using the Black-Scholes method, each option was valued at approximately $31.59. The stock options vested 100% on April 30, 1999.

         Performance award targets established for 1998 for the executive officers named in the Summary Compensation Table, other than Dr. Gillings, averaged 31% of the named executive officers' aggregate base salaries. Based upon the achievement of the named executive officers' individual and corporate performance goals, the value of actual bonus awards averaged 29% of their 1998 aggregate base salaries.

Long-Term Incentive Awards

         The long-term incentive component of the Company's compensation scheme is designed to motivate and reward executives for maximizing shareholder value and encourage the long-term employment of key employees. Long-term incentives primarily are provided pursuant to the Company's Equity Compensation Plan and the Nonqualified Stock Option Plan, which are administered by the Compensation Committee. Additional long-term incentive compensation is provided through the Company's ESOP.

         When awarding long-term incentives pursuant to the Equity Compensation Plan and the Nonqualified Stock Option Plan, the Compensation Committee has established target award guidelines for each level of executive. These targets are designed to comport with compensation practices among mid-sized U.S. and international companies in general industry. Actual awards may vary from the target levels to account for unusual performance or potential or to meet special hiring or retention needs.

         In December 1998, the Compensation Committee approved grants of stock options to Dr. Gillings, Mr. Costa, Ms. Selisker, Mr. Porter, Mr. Lewin, Dr. Reynders and Mr. White primarily as part of the Company's annual grant of stock options. The size of each award was determined in accordance with the target award guidelines discussed above. These options vest on the anniversaries of the grant date over a four year period (25% of the grant each year). Since these options carry exercise prices equal to the fair market value of the Company's Common Stock on the date of grant, the stock options have value only if the stock price appreciates from the value on the date the options were granted. This feature is intended to focus executives on the enhancement of shareholder value over the long-term and to encourage equity ownership in the Company.

Benefits

         Benefits offered to executives serve a different purpose than do the other elements of executive compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death and to provide a reasonable level of retirement income. Benefits offered to executives are largely those that are offered to the general employee population, with some variation primarily to promote tax efficiency.

Chief Executive Officer ("CEO") Compensation

         The Compensation Committee has adopted the policies described above with respect to Dr. Gillings, whose base salary rate at December 31, 1998 was $474,996 and whose performance award for 1998 (awarded in stock options) covered 6,053 shares of the Company's Common Stock. The size of his performance award was based on the extent to which the Company achieved its operating surplus targets and net revenue targets, as well as Dr. Gillings' attainment of his individual goals. The value of this award represents 40.3% of Dr. Gillings' base salary. In addition, as more fully described below under the caption "Employment Agreements," Dr.

Gillings received split-dollar life insurance benefits during 1998. The total of base salary, performance award opportunity and life insurance benefits was established by the Compensation Committee at the 75th percentile of comparable pay for Chief Executive Officers in the contract research organization, biotechnology and pharmaceutical industries. In setting this amount, the Compensation Committee took into consideration Dr. Gillings' industry experience and length of service, his vision, which has been instrumental to the growth and success of the Company, and his leadership ability, which resulted in the Company's successful public offerings and its acquisition program. Dr. Gillings also received options to purchase 18,995 shares of Common Stock pursuant to the executive compensation plan, consistent with the target award guidelines adopted by the Compensation Committee, as discussed above. In addition, Dr. Gillings received an allocation to his ESOP account in accordance with the terms of the ESOP.

Policy With Respect to $1 Million Deduction Limit

         The Company has not awarded any compensation that is non-deductible under Section 162(m) of the Internal Revenue Code. That section imposes a $1 million limit on the U.S. corporate income tax deduction a publicly-held company may claim for compensation paid to the named executive officers unless certain requirements are satisfied. An exception to this limitation is available for "performance-based" compensation, as defined under Section 162(m). Compensation received as a result of the exercise of stock options may be considered performance-based compensation if certain requirements of Section 162(m) are satisfied. The Company has amended the Equity Compensation Plan and is seeking shareholder approval for such amendment so that compensation related to stock options granted under that plan may continue to qualify as performance-based compensation and remain deductible. In the event that the Compensation Committee considers approving compensation in the future which would exceed the $1 million deductibility threshold, the Compensation Committee will consider what actions, if any, should be taken to make such compensation deductible.

Conclusion

         The Compensation Committee believes that these executive compensation policies and programs effectively promote the Company's interests and enhance shareholder value.

                             COMPENSATION COMMITTEE

                           ROBERT C. BISHOP, CHAIRMAN
                              CHESTER W. DOUGLASS
                               VIRGINIA V. WELDON

                     Comparison of Cumulative Total Return

         The following graph compares the cumulative total shareholder return on the Company's Common Stock since April 20, 1994, the effective date of the Company's initial public offering, through December 31, 1998, with the cumulative total return for the same period on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Health Services Index. The graph assumes that at the beginning of the period indicated, $100 was invested in the Company's Common Stock and the stock of the companies comprising the Nasdaq Stock Market (U.S.) Index and the Nasdaq Health Services Index and that all dividends were reinvested.


                       Shareholder Return on Common Stock
                                    [GRAPH]

   Comparison of Cumulative Total Return among Quintiles Transnational Corp.
          and the Nasdaq U.S. Stock and Nasdaq Health Services Indices

                                        NASDAQ               NASDAQ
                    QTRN                  US              Health Services
                   ------               ------            ---------------
   4/20/94         $  100                $100                $100
  12/31/94         $  150                $107                $108
  12/31/95         $  421                $152                $137
  12/31/96         $  679                $187                $137
  12/31/97         $  785                $229                $140
  12/31/98         $1,095                $323                $120


Employment Agreements

         The Company has entered into employment agreements with Dr. Gillings, Mr. Costa, Mr. Lewin, Mr. White and Dr. Reynders. The named executive officers are also eligible to participate in any bonus, stock option, pension, insurance, medical, dental, 401(k), disability and other plans generally made available to the Company's executives.

         The employment agreement for Dr. Gillings extends for three years from February 22, 1994 and automatically renews for additional and successive one year terms unless either party provides 90 days' notice of their intent to terminate prior to the expiration of the then-current term. The agreement terminates upon Dr. Gillings' death, upon notice by the Company if Dr. Gillings becomes permanently disabled, upon notice by the Company for cause, upon notice by Dr. Gillings in the event of a change in control, as defined in his employment agreement (provided Dr. Gillings terminates his employment within one year following such change in control), upon notice by Dr. Gillings in the event of the Company's material breach or improper termination of the employment agreement and upon notice by Dr. Gillings if Dr. Gillings is not elected Chairman of the Board and Chief Executive Officer of the Company. The agreement provides for severance payments and continuation of benefits in the event Dr. Gillings' termination is for permanent disability, change in control, breach or improper termination by the Company, or for a change in position. In such events, the Company must pay Dr. Gillings or his estate or beneficiaries his full base salary then in effect and other benefits under the agreement for the lesser of three years or the term of the non-compete covenant provided in the agreement. The Company is not obligated to make any payments or provide benefits to Dr. Gillings if the termination is for cause. The agreement includes a three year (or such lesser period as the Board determines, but in no event less than one year) non-compete provision pursuant to which Dr. Gillings cannot compete with the Company in any geographic area in which the Company does business and cannot solicit or interfere with the Company's relationship with any person or entity doing business with the Company, or offer employment to any person employed by the Company in the one year period prior to Dr. Gillings' termination of employment. The agreement prohibits disclosure of any confidential information acquired during the period of employment with the Company.

         The Company entered into split-dollar life insurance agreements as of May 16, 1996 with certain trusts (each a "Trust") created by Dr. Gillings, pursuant to which the Company and the Trusts will share in the premium costs of certain variable and whole life insurance policies (each a "Policy") that pay an aggregate death benefit to the Trusts upon the death of Dr. Gillings or his wife, Joan Gillings, whichever occurs later. The Trusts pay premiums on the Policies as if each Policy were a one year term life policy, and the Company pays the remaining premiums. The Company may cause this arrangement to be terminated at any time upon 30 days' notice. Upon termination of the arrangement, surrender of a Policy, or payment of the death benefit under a Policy, the Company is entitled to repayment of an amount equal to the cumulative premiums previously paid by the Company thereunder, with all remaining amounts going to the Trust. Upon any surrender of a Policy, the liability of the related Trust to the Company is limited to the cash value of the Policy. See footnotes (4), (7) and (9) to the "Summary Compensation Table" above for additional information on premium payments made by the Company under the Policy.

         On April 1, 1994, Mr. Costa became President and Chief Operating Officer of the Company. His employment agreement, as amended on November 4, 1994, extends for a three year term, beginning February 22, 1994, and automatically renews for additional and successive one year terms unless either party provides 90 days' notice of their intent to terminate prior to the expiration of the then-current term. The agreement terminates upon the death of Mr. Costa, upon notice by the Company if Mr. Costa becomes permanently disabled, upon notice by the Company for cause, upon notice by Mr. Costa in the event of a change in control, as defined in his employment agreement (provided Mr. Costa terminates his employment six months after but within one year following such change in control), upon notice by Mr. Costa in the event of the Company's material breach, upon notice by Mr. Costa if Mr. Costa is not appointed President and Chief Operating Officer of the Company and upon the expiration of an uninterrupted period of at least six months if Mr. Costa is required to perform his duties at a location outside of the Research Triangle Park, North Carolina region or his duties are substantially diminished. The agreement provides for severance payments and continuation of benefits in the event Mr. Costa terminates the agreement due to permanent disability, change in control, breach by the Company, change in position or relocation, in the event it is terminated by the Company for any reason other than for cause, or upon expiration of its term. In such events, the Company must pay Mr. Costa, or his estate or beneficiaries, his full base salary then in effect for two years and other benefits under the agreement, subject to certain limitations and exceptions. The Company is not obligated to make any payments or provide benefits to Mr. Costa if the termination is for cause. The agreement includes a one-year non-compete provision following termination of employment and prohibits disclosure of confidential information.

         The employment agreement between Mr. Lewin and The Lewin Group, Inc. (the "Lewin Group") (a wholly-owned subsidiary of the Company) extends for three years from April 18, 1996 and automatically renews for additional and successive one year terms unless either party provides 90 days' notice of their intent to terminate prior to the expiration of the then-current term. The agreement terminates upon Mr. Lewin's death, in the event of Mr. Lewin's total disability, upon notice by the Lewin Group for cause, or at the option of Mr. Lewin, upon the sale by the Company of all or substantially all of the assets of the Lewin Group to any entity other than an affiliate of the Company. If the Lewin Group terminates Mr. Lewin's employment for any reason other than those listed above, or Mr. Lewin terminates his own employment due to a breach of the employment agreement by the Lewin Group, Mr. Lewin is entitled to his salary for the remaining term of the employment agreement, plus, upon release of the Lewin Group from obligations under the employment agreement, the greater of one year's salary or the standard severance pay in effect, if any, at the time of termination. If the Lewin Group decides not to renew the term of the employment agreement, Mr. Lewin is entitled to the greater of one year's salary or the standard severance pay in effect, if any, at the time of nonrenewal. The agreement includes a non-compete provision for a term, ending at the later of five years from April 18, 1996 or one year after termination of employment, pursuant to which Mr. Lewin cannot, without the prior written consent of the Lewin Group, compete with the Lewin Group or its affiliates, including the Company (the "Lewin Affiliates"), in any geographic area in which the Lewin Group or any Lewin Affiliate does business (subject to certain specified exceptions) and cannot solicit or interfere with the Lewin Group's or any Lewin Affiliate's relationship with any person or group doing business with the Lewin Group or any Lewin Affiliate or offer employment to any person employed by the Lewin Group or any Lewin Affiliate in the one year period prior to Mr. Lewin's termination of employment. The agreement prohibits disclosure of any confidential information acquired during the period of employment with the Lewin Group or any Lewin Affiliate. The agreement also provides that upon the request of the Lewin Group, Mr. Lewin will serve as a consultant to the Lewin Group or any Lewin Affiliate, for a one year term after the termination of the employment relationship.

         Dr. Reynders' employment agreement terminates upon either party providing the other with twelve months' written notice. The employment agreement with Dr. Reynders is terminable by the Company for cause. Dr. Reynders' employment agreement provides that a minimum of 210 working days in each calendar year must be spent in the discharge of his duties thereunder. Dr. Reynders' employment agreement provides that he will not be connected with any business similar to the Company's business within one year after his employment terminates with the Company unless he has received the Company's consent. In addition, for the year following termination, the agreement prohibits Dr. Reynders from recruiting any individual employed by the Company during the year prior to termination. The agreement also prohibits solicitation or interference with the Company's relationship with any person or entity doing business with the Company at any time during the year prior to termination. Dr. Reynders' agreement contains a confidentiality provision that prohibits disclosure of confidential information regarding the Company.

         Mr. White's employment agreement extends until Mr. White's 65th birthday, unless it is terminated sooner by either Mr. White or the Company upon 12 months' prior notice. The Company may terminate Mr. White immediately upon written notice in the event of his incapacity, bankruptcy or resignation from any office he holds in the Company or for cause. Mr. White's employment agreement prohibits disclosure of confidential information acquired during his employment. The employment agreement also prohibits Mr. White from having any interest in any business other than the Company during the term of his employment without the prior consent of the Board of Directors, other than equity investments in public companies which represent less than 5% of the voting power of each such entity or any pre-existing business interest that is not competitive with the Company and does not interfere with Mr. White's ability to perform his duties on behalf of the Company. For a period of 18 months following termination of the agreement, the agreement prohibits Mr. White from competing with the Company in the United Kingdom, the Channel Islands, the Isle of Man, the Federal Republic of Germany and the United States. In addition, for a two year period following such termination, Mr. White cannot (i) solicit or provide competitive services to any person or entity who was a customer of the Company in the two year period preceding termination of the agreement, (ii) interfere with the Company's relationship with its suppliers or (iii) solicit, interfere with or offer employment to any person employed by the Company.

                              CERTAIN TRANSACTIONS

         On March 30, 1999, the Company acquired all of the outstanding shares of ENVOY in exchange for approximately 28,465,160 shares of the Company's Common Stock. Directors Goad, Kever, and Ford served as directors of ENVOY prior to the share exchange. In addition, Mr. Goad served as ENVOY's Chairman and Co-Chief Executive Officer and Mr. Kever served as ENVOY's President and Co-Chief Executive Officer. As a result of the share exchange, Mr. Goad received 209,715 shares of the Company's Common Stock and fully vested stock options covering 711,260 shares of the Company's Common Stock. In addition, a trust of which Mr. Goad is the trustee and a sole beneficiary received 89,432 shares of the Company's Common Stock and Mr. Goad's wife received 15,304 shares of the Company's Common Stock. Mr. Kever received 468,181 shares of the Company's Common Stock and fully vested stock options covering 635,470 shares of the Company's Common Stock. In addition, a trust of which Mr. Kever is the trustee and the sole beneficiary received 69,960 shares of the Company's Common Stock. GAP 25, whose general partner is GAP LLC, of which Mr. Ford is a managing member, received 2,818,421 shares of the Company's Common Stock and GAPCO, of which Mr. Ford is a general partner, received 446,378 shares of the Company's Common Stock. Mr. Ford received fully vested stock options covering 4,664 shares of the Company's Common Stock. All of the stock options received in the share exchange by Messrs. Goad, Kever and Ford are exercisable in the next 60 days.

         In connection with the ENVOY share exchange, Mr. Goad resigned as ENVOY's Chairman and Co-Chief Executive Officer which entitled him to receive certain payments under the terms of his Amended and Restated Employment Agreement with ENVOY dated January 1, 1994. Pursuant to that agreement, ENVOY paid Mr. Goad a lump sum payment of $1,132,463. Mr. Goad is also entitled to receive reimbursement for certain expenses and benefits, including reimbursement for excise taxes, if any, that may be incurred by Mr. Goad in connection with the lump sum payment or acceleration of stock options under that agreement. Mr. Goad remains subject to non-competition restrictions contained in that agreement. Mr. Goad currently serves as a Senior Advisor to the Office of President of ENVOY.

         Prior to March 15, 1995, Mr. Pappas and the Company were parties to a consulting agreement dated July 11, 1994. Effective March 15, 1995, A.M. Pappas & Associates, LLC ("AMP&A") entered into a new Consulting Agreement with the Company (the "1995 Consulting Agreement"). The 1995 Consulting Agreement superseded the July 11, 1994 consulting agreement. In compliance with the terms of the 1995 Consulting Agreement, the Company granted Mr. Pappas stock options on March 15, 1995 covering 40,000 shares of the Company's

Common Stock at an exercise price of $8.75 per share which vested 50% on March 15, 1995, 75% on March 15, 1996 and 100% on March 15, 1997. Fifty percent of the fees invoiced during any twelve-month period are deemed satisfied by the stock options granted on March 15, 1995 as described above up to a maximum of $100,000 per twelve-month period. The minimum aggregate consulting fee (exclusive of expenses) is $200,000 per twelve-month period. AMP&A has agreed not to invoice the Company for fees in excess of $220,000 per twelve-month period without the Company's prior consent. The Company has agreed to reimburse AMP&A for all reasonable out-of-pocket and administrative expenses incurred in performing under the 1995 Consulting Agreement. In 1998, pursuant to the 1995 Consulting Agreement, the Company incurred consultantcy fees of $156,948 payable in cash, plus expenses of $15,576. AMP&A continues to provide consulting services to the Company substantially in accordance with the terms of the 1995 Consulting Agreement. The 1995 Consulting Agreement expired in accordance with its terms in March 1998. The Company is currently negotiating new consulting arrangements with AMP&A.

         The Company is a limited partner in TechAMP International, L.P. ("TechAMP"), a fund organized to make venture capital investments in the equity securities of private companies in the life science sector. TechAMP is managed by its general partner, AMP&A Management, LLC, an affiliate of AMP&A. The Company has committed to invest an aggregate of $8 million in TechAMP. As a limited partner, the Company will make capital contributions under this commitment from time to time at the request of the fund's general partner. In November 1998, the Company made a capital contribution of $240,000 to TechAMP.

         In November 1997, the Company signed a preferred provider agreement with The Cleveland Clinic Foundation, pursuant to which The Cleveland Clinic will work with the Company as a preferred provider for investigator services in certain therapeutic areas, including cardiology, AIDS, cancer and molecular genetics, and the Company will work with The Cleveland Clinic as a preferred provider for contract drug development services. Dr. Topol is Chairman of the Department of Cardiology and a co-director of the Heart Center at The Cleveland Clinic. In 1998, pursuant to the 1997 preferred provider agreement, the Company incurred fees of $31,848, all of which were paid in 1998.

                                 SECTION 16(A)
                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of the report forms that were filed, the Company believes that during 1998 all filing requirements applicable to its executive officers and directors were complied with except that each of Mr. Costa, Mr. White and Ms. Selisker reported late to the Securities and Exchange Commission the acquisition or sale of certain shares of the Company's Common Stock. Mr. Costa filed an amended Form 4 on June 6, 1998 for a transaction occurring on May 4, 1998 and involving the purchase of 2,500 shares of the Company's Common Stock at a purchase price of $6.3125 per share. Mr. White filed an amended Form 4 on December 17, 1998 for a transaction occurring on November 6, 1998 and involving the purchase of 1,100 shares of the Company's Common Stock at a purchase price of $50.00 per share. Ms. Selisker filed an amended Form 4 on January 25, 1999 for a transaction occurring on May 1, 1998 and involving the sale of 6,000 shares of the Company's Common Stock at a price of $49.00 per share.


               PROPOSAL 2: AMENDMENTS TO EQUITY COMPENSATION PLAN

General

         In February 1994, the Board of Directors of the Company adopted the Equity Compensation Plan (the "Plan"), which was approved by the shareholders of the Company on February 21, 1994. Awards granted under the Plan may be incentive stock options ("ISOs"), nonqualified stock options ("NQSOs"), restricted stock awards, and stock appreciation rights ("SARs"). See "Certain Federal Income Tax Information" for information concerning the tax treatment of these awards. On March 26, 1999, the Board approved an increase of 2,000,000 shares in the fixed number of shares of Common Stock reserved for issuance under the Plan and an amendment in the share replenishment provision of the Plan. Including the increase approved by the Board on March 26, 1999, the number of shares reserved for issuance under the Plan as of that date was 5,841,319 shares. As of March 26, 1999, options to purchase approximately 1,765,112 shares were outstanding under the Plan, a total of 1,242,338 shares had been issued upon exercise of options granted under the Plan and approximately 2,833,969 shares remained available for future grant.

         The shareholders are now requested to consider and approve certain amendments to the Plan approved by the Board on March 26, 1999, which: (i) increase the fixed number of shares of Common Stock reserved for issuance thereunder to a new total of 5,841,319 shares; (ii) revise the "evergreen" share replenishment feature of the Plan so that on January 1 of each year, beginning January 1, 2000, there shall be added to the Plan an additional number of shares of Common Stock equal to the lesser of (a) 500,000 shares, (b) five percent of any increase, other than any increase due to awards under this Plan or any other similar plan of the Company, in the number of authorized and issued shares (on a fully diluted basis) since the immediately preceding January 1, or (c) a lesser number determined by the Board; (iii) remove the limitation on the number of shares that may be subject to ISO grants under the Plan so that all shares reserved for issuance under the Plan may be subject to ISO grants; and (iv) impose limits on stock option grants to employees to qualify the compensation received under such grants as "performance-based" compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

Summary of the Plan

         The essential features of the Plan, as amended, are summarized below. This summary does not purport to be complete and is subject to, and qualified by reference to, all provisions of the Plan, as amended, a copy of which is available from the Company upon request.

Eligibility and Participation; Administration

         The Plan is designed to enable the Company to attract and retain quality employees and to allow such employees to participate in the growth of the Company. All employees are eligible to participate in the Plan.

         The Plan is administered by the Compensation Committee. The Compensation Committee has the exclusive right to interpret, construe and administer the Plan, to select the persons eligible to receive awards and to determine the number of stock options, shares of stock or SARs subject to an award and the form, terms, conditions and duration of each award.

         The Company is authorized to issue 5,841,319 shares of Common Stock under the Plan. In addition, on January 1 of each year, beginning January 1, 2000, there shall be added to the Plan an additional number of shares equal to the lesser of (a) 500,000 shares, (b) five percent of any increase, other than any increase due to Awards under this Plan or any other similar plan of the Company, in the number of authorized and issued shares (on a fully diluted basis) since the immediately preceding January 1, or (c) a lesser number determined by the Board. The number of shares that may be issued under the Plan may also be increased by proportionate and equitable adjustments upon a reorganization, recapitalization, stock split, stock dividend, merger, consolidation, sale of assets, or certain similar events affecting the Company.

         Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options, the Plan provides that no participant may be granted, in any fiscal year of the Company, options to purchase more than 500,000 shares of Common Stock. Notwithstanding this limit, in connection with a participant's initial employment, the participant may be granted options to purchase up to an additional 200,000 shares of Common Stock.

         The Compensation Committee has broad discretion with respect to awards under the Plan in the event of a change in control or a potential change in control of the Company, as defined in the Plan. The Compensation Committee's actions may include, without limitation, establishing, amending, or waiving the form, terms, conditions and duration of an award and the award agreement, so as to provide for earlier, later, extended, or additional times for exercise or payments, differing methods for calculating payments, alternate forms and amounts of payment and accelerated release of restrictions, or other modifications.

Incentive Stock Options

         The Company may grant ISOs to employees under the Plan. The exercise price of an ISO may not be less than 100% of the fair market value of the Common Stock at the time the ISO is granted (or less than 110% in the case of 10% shareholders of the Company). ISOs and any related SARs must be exercised within 10 years of the date of grant, or such shorter period as specified by the Compensation Committee. Upon a termination of the optionee's employment with the Company, the period of time during which an ISO or related SAR remains exercisable may not exceed three months, or one year in the case of termination as a result of death or disability. The aggregate fair market value of the shares of Common Stock with respect to which an ISO is first exercisable during any calendar year may not exceed $100,000.

Nonqualified Stock Options

         The Company may also grant NQSOs to eligible participants under the Plan. The exercise price of an NQSO may be less than 100% of the fair market value at the time of grant. NQSOs and any related SARs granted under the Plan must be exercised as specified by the Compensation Committee or in the award agreement. Upon termination of employment, the period of time during which the NQSO and any related SAR remain exercisable may not exceed three months, or one year in the case of termination as a result of death or disability. An NQSO may also be subject to such other terms and conditions as determined by the Compensation Committee and specified in the award agreement.

Stock Appreciation Rights

         The Company may grant SARs to eligible participants under the Plan, either in connection with an ISO or an NQSO or independent of any related stock option. Any SAR granted under the Plan in conjunction with a stock option will be subject to the same terms and conditions as the related stock option, including limits on transferability, and will be exercisable only to the extent the stock option is exercisable. If the related stock option terminates or lapses, the SAR will also terminate or lapse. Upon exercise of an SAR, the number of shares of Common Stock subject to exercise under any related stock option will be reduced automatically by the number of shares of Common Stock represented by the related stock option (or portion thereof) that is surrendered. The Compensation Committee may, in its sole discretion, grant limited SARs which will become exercisable only upon a change in control and/or a potential change in control of the Company, as defined in the Plan, and which may be settled only in cash.

Restricted Stock Awards

         The Company may grant restricted stock awards to participants under the Plan. A restricted stock award is an award of Common Stock that the holder may not sell, transfer, pledge, or assign and that may be subject to such other restrictions as the Compensation Committee, in its sole discretion, may impose, including, without limitation, a restriction on the right to vote such shares and the right to receive cash dividends. In addition to determining the applicable restrictions on restricted stock, which may include service or performance restrictions, the Compensation Committee may also, in its discretion, determine the purchase price, if any, to be paid for such restricted stock, the length of time during which the restrictions will apply, and whether dividends and other distributions on the restricted stock will be paid currently to the participant or withheld for the account of the participant. Upon termination of employment of a participant prior to the lapse of such restrictions, all shares of restricted stock then held by the participant will be forfeited, unless otherwise provided in the award agreement or determined by the Compensation Committee.

Federal Income Tax Consequences

Incentive Stock Options

         An optionee who is granted an ISO does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonqualified Stock Options

         An optionee does not recognize any taxable income at the time he or she is granted an NQSO. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Appreciation Rights

         SARs are generally taxed in the same manner as NQSOs. The holder of an SAR recognizes as ordinary income the excess of the fair market value of the underlying shares over the exercise price of the SAR, and the Company is entitled to a corresponding deduction in the same amount.

Restricted Stock Awards

         Restricted stock awards are generally taxed in the same manner as nonqualified stock options. However, at the time of grant, restricted stock generally is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the grantee does not recognize ordinary income at the time of grant. Instead, the grantee recognizes ordinary income on the dates when the stock ceases to be subject to the substantial risk of forfeiture or "vests." The stock generally vests when it is no longer subject to the Company's right to repurchase the stock upon the grantee's termination of employment. At such times the grantee recognizes ordinary income measured as the difference between the purchase price, if any, and the fair market value of the stock.

         The grantee may accelerate to the date of grant his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price, if any, and the fair market value of the stock on the date of grant. The grantee's capital gain holding period commences on such date. The ordinary income recognized by a grantee who is an employee will be subject to tax withholding by the Company. Different rules may apply if the grantee is also an officer, director or 10% shareholder of the Company.

         The foregoing is only a summary of the effect of federal income taxation upon optionees, grantees of stock awards and the Company with respect to the grant and exercise of options and stock awards under the Plan. It does not purport to be complete, and does not discuss the tax consequences of a participant's death or the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside.

Required Vote

         Assuming the presence of a quorum, approval of the amendments to the Plan requires approval by the affirmative vote, either in person or by proxy, of at least a majority of all shares of the Company's Common Stock voted at the Annual Meeting. The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the votes entitled to be cast at such meeting will constitute a quorum for the transaction of business. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, under North Carolina corporate law, abstentions are treated as non-votes in determining whether shareholders have approved a proposal.

The Board of Directors recommends that the shareholders vote FOR the amendments to the Company's Equity Compensation Plan.

                    PROPOSAL 3: RATIFICATION OF APPOINTMENT
                       OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Arthur Andersen LLP as independent public accountants for fiscal year 1999. Ernst & Young LLP served as independent auditors for the Company from 1990 through 1997. Ernst & Young LLP was notified on February 26, 1998 that the Company was changing independent public accountants.

         During the Company's two fiscal years ended December 31, 1997, and the subsequent interim period prior to February 26, 1998, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreements in connection with their opinion.

         The audit report of Ernst & Young LLP on the consolidated financial statements of the Company for the years ended December 31, 1996 and 1997 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. At the Company's request, Ernst & Young LLP provided the Company with a letter to the Securities and Exchange Commission, dated March 20, 1998, a copy of which was filed as an exhibit to the Company's Current Report on Form 8-K dated February 26, 1998, as amended on March 20, 1998, pursuant to which Ernst & Young LLP agreed with the above statements.

         Although shareholder approval is not required, the Company desires to obtain from the shareholders an indication of their approval or disapproval of the Board's action in appointing Arthur Andersen LLP as the independent public accountants of the Company and its subsidiaries. If the shareholders do not ratify this appointment, such appointment will be reconsidered by the Audit Committee and the Board of Directors. The proxy will be voted as specified, and if no specification is made, the proxy will be cast "For" this proposal.

         A representative of Arthur Andersen LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement and to respond to questions.

The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of Arthur Andersen LLP for fiscal year 1999.

                    SUBMISSION OF SHAREHOLDER PROPOSALS FOR
                      2000 ANNUAL MEETING OF SHAREHOLDERS

         Any proposals which shareholders intend to present for a vote of shareholders at the 2000 Annual Meeting of Shareholders and which such shareholders desire to have included in the Company's Proxy Statement and form of proxy relating to that meeting must be sent to the Company's principal executive offices, marked to the attention of the Secretary of the Company, and received by the Company at such offices on or before January 19, 2000. The determination by the Company of whether it will oppose inclusion of any proposal in its Proxy Statement and form of proxy will be made on a case-by-case basis in accordance with its judgment and the rules and regulations promulgated by the Securities and Exchange Commission. Proposals received after January 19, 2000 will not be considered for inclusion in the Company's proxy materials for its 2000 Annual Meeting. In addition, if a shareholder intends to present a matter for a vote at the 2000 Annual Meeting of Shareholders, other than by submitting a proposal for inclusion in the Company's Proxy Statement for that meeting, the shareholder must give timely notice in accordance with the Company's bylaws. To be timely, a shareholder's notice must be received by the Secretary of the Company at the Company's principal executive offices between February 14, 2000 and March 25, 2000. Such notice should set forth (a) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and (b) the name and record address of the shareholder, the class and number of shares of capital stock of the Company that are beneficially owned by the shareholder, and any material interest of the shareholder in such business.

                                 MISCELLANEOUS

         The Annual Report of the Company for the year ended December 31, 1998, which includes financial statements audited and reported upon by the Company's independent public accountants, is being mailed along with this Proxy Statement; however, it is not intended that the Annual Report be a part of this Proxy Statement or a solicitation of proxies.

                                            By Order of the Board of Directors

                                            Gregory D. Porter
                                            Executive Vice President,
                                            Chief Administrative and
                                            Legal Officer and Secretary
Durham, North Carolina
May 17, 1999

                                                                      APPENDIX A
                         QUINTILES TRANSNATIONAL CORP.

                 Proxy for 1999 Annual Meeting of Shareholders
                      Solicited by the Board of Directors

      The undersigned hereby appoints Dennis B. Gillings, Ph.D. and Santo J. Costa and each of them as attorney and proxy of the undersigned, each with the full power of substitution, to represent the undersigned and to vote all of the shares of stock in Quintiles Transnational Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Marriott at Research Triangle Park, 4700 Guardian Dr., Durham, North Carolina 27703 on Monday, June 14, 1999 at 5:00 p.m., Eastern Daylight Savings Time, and any adjournments thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournment thereof.

      The Board of Directors Recommends a Vote FOR the Proposals Listed Below.

      1.    Election of Class II Directors

            [ ] FOR all nominees listed below (except as marked to the contrary).

            [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

            Vaughn D. Bryson, William E. Ford, Jim D. Kever, Rachel R. Selisker and Eric J. Topol, M.D.

            INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:

            ___________________________________________________________________

      2.    Election of Class III Director

            [ ] FOR the nominee listed below.

            [ ] WITHHOLD AUTHORITY to vote for the nominee listed below.

                Fred C. Goad, Jr.

      3.    Approve amendments to the Company's Equity Compensation Plan

            [ ]   FOR             [ ]    AGAINST                 [ ]   ABSTAIN

      4. Ratify appointment of Arthur Andersen LLP as independent public accountants for the Company and its subsidiaries for the fiscal year ending December 31, 1999:

            [ ]   FOR             [ ]   AGAINST                  [ ]   ABSTAIN

                   (Continued and to be signed on the reverse)

                          (Continued from other side)

      By signing the proxy, a shareholder will also be authorizing the proxy holder to vote in his discretion regarding any procedural motions which may come before the Annual Meeting. For example, this authority could be used to adjourn the meeting if the Company believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional proxies or to provide additional information to shareholders. The Company has no current plans to adjourn the meeting, but would attempt to do so if the Company believes that adjournment would promote shareholder interests.

      Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign.

                                    Date                                  , 1999
                                        ----------------------------------
                                    (Be sure to date Proxy)


                                    --------------------------------------------
                                    Signature and title, if applicable


                                    --------------------------------------------
                                    Signature if held jointly

                                    When signing as attorney, executor,
                                    administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                      APPENDIX B






                          QUINTILES TRANSNATIONAL CORP.
                            EQUITY COMPENSATION PLAN

                          QUINTILES TRANSNATIONAL CORP.
                            EQUITY COMPENSATION PLAN


                                TABLE OF CONTENTS


ARTICLE I - GENERAL PROVISIONS..............................................1
ARTICLE II - DEFINITIONS....................................................2
ARTICLE III - ADMINISTRATION................................................6
ARTICLE IV - INCENTIVE STOCK OPTIONS.......................................11
ARTICLE V - NONQUALIFIED STOCK OPTIONS.....................................13
ARTICLE VI - STOCK APPRECIATION RIGHTS.....................................14
ARTICLE VII - INCIDENTS OF STOCK OPTIONS AND STOCK RIGHTS..................16
ARTICLE VIII - RESTRICTED STOCK............................................18
ARTICLE IX - NONDISCRETIONARY AWARDS.......................................20
ARTICLE X - ACCELERATION EVENTS............................................21
ARTICLE XI - AMENDMENT AND TERMINATION.....................................23
ARTICLE XII - MISCELLANEOUS PROVISIONS.....................................24

                          QUINTILES TRANSNATIONAL CORP.
                            EQUITY COMPENSATION PLAN

                         ARTICLE I - GENERAL PROVISIONS


1.1 The Plan is designed for the benefit of the executives and key employees of the Corporation and its Subsidiaries; to attract and retain for the Corporation and its subsidiaries personnel of exceptional ability; to motivate such personnel through added incentives to make a maximum contribution to greater profitability; to develop and maintain a highly competent management team; and to be competitive with other companies with respect to executive compensation.

1.2 Awards under the Plan may be made to Participants in the form of (i) Incentive Stock Options; (ii) Nonqualified Stock Options; (iii) Stock Appreciation Rights; and (iv) Restricted Stock.

1.3 The Plan shall be effective February 21, 1994 (the "Effective Date"), subject to the approval of the Plan by a vote of a majority of the Board of Directors and by a majority of the votes cast by the holders of the Corporation's Common Stock which may be voted at the meetings of the Board of Directors and stockholders, respectively, scheduled for February 21, 1994.

                            ARTICLE II - DEFINITIONS

DEFINITIONS. Except where the context otherwise indicates, the following definitions apply:

2.1      "Acceleration Event" means the occurrence of an event defined in
         Article X of the Plan.

2.2 "Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. (All citations to sections of the Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.)

2.3 "Agreement" means the written agreement evidencing each Award granted to a Participant under the Plan.

2.4 "Award" means an award granted to a Participant in accordance with the provisions of the Plan, including, but not limited to, a Stock Option, Stock Right, Restricted Stock, or any combination of the foregoing.

2.5      "Board" means the Board of Directors of the Corporation.

2.6      "Board-Approved Change in Control" shall have the meaning set forth in
         Section 10.3 of the Plan.

2.7 "Change in Control" shall have the meaning set forth in Section 10.2 of the Plan.

2.8      "Change in Control Price" shall have the meaning set forth in Section
         10.8 of the Plan.

2.9 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

2.10 "Committee" means the Compensation Committee or such other committee consisting of three (3) or more members as may be appointed by the Board to administer this Plan pursuant to Article III. To the extent required by Rule 16b-3 under the Act, the Committee shall consist of individuals who are members of the Board and Disinterested Persons. Committee members may also be appointed for such limited purposes as may be provided by the Board.

2.11 "Corporation" means Quintiles Transnational, Corp., a North Carolina corporation, and its successors and assigns. "Corporation" also means Quintiles Transnational, Corp. and its Subsidiaries, unless the context clearly indicates otherwise.

2.12 "Disability" means disability as determined under procedures established by the Committee or in any Award.

2.13 "Discount Stock Options" means the Nonqualified Stock Options which provide for an exercise price of less than the Fair Market Value of the Stock at the date of the Award.

2.14 "Disinterested Person" shall have the meaning set forth in Rule 16b-3 under the Act.

2.15 "Early Retirement" means retirement from active employment with the Corporation or any Subsidiary, with the express consent of the Committee, pursuant to the early retirement provisions established by the Committee or in any Award.

2.16 "Effective Date" shall have the meaning set forth in Section 1.3 of the Plan.

2.17 "Eligible Participant" means any executive or key employee of the Corporation or its Subsidiaries, as shall be determined by the Committee, as well as any other person, other than a person designated as a Disinterested Person, whose participation the Committee determines is in the best interest of the Corporation, subject to limitations as may be provided by the Code, the Act or the Committee. Solely for purposes of Article IX, an Outside Director entitled to receive a nondiscretionary Award shall be considered an Eligible Participant.

2.18 "ERISA" means the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended.

2.19 "Fair Market Value" means, with respect to any given day, the closing price of the Stock reported on the NASDAQ National Market System for such day, or if the Stock was not traded on the NASDAQ National Market System on such day, then on the next day on which the Stock was traded, all as reported by such source as the Committee may select. The Committee may establish an alternative method of determining Fair Market Value.

2.20 "Incentive Stock Option" means a Stock Option granted under Article IV of the Plan, and as defined in Section 422 of the Code.

2.21 "Limited Stock Appreciation Rights" means a Stock Right which is exercisable only in the event of a Change in Control and/or a Potential Change in Control, as described in Section 6.9 of this Plan, which provides for an amount payable solely in cash, equal to the excess of the Stock Appreciation Right Fair Market Value of a share of Stock on the day the Stock Right is surrendered over the price at which a Participant could exercise a related Stock Option to purchase the share of Stock.

2.22 "Nonqualified Stock Option" means a Stock Option granted under Article V of the Plan.

2.23 "Normal Retirement" means retirement from active employment with the Corporation or any Subsidiary on or after age 65, or pursuant to such other requirements as may be established by the Committee or in any Award.

2.24     "Option Grant Date" means, as to any Stock Option, the latest of:

         (a) the date on which the Committee grants the Stock Option by entering into an Award Agreement with the Participant;

         (b) the date the Participant receiving the Stock Option becomes an employee of the Corporation or its Subsidiaries, to the extent employment status is a condition of the grant or a requirement of the Code or the Act; or

         (c) such other date (later than the dates described in (i) and (ii) above) as the Committee may designate.

         Notwithstanding the foregoing, with respect to the nondiscretionary Awards to Outside Directors pursuant to Article IX, the initial Option Grant Date for each Outside Director in office as of the Effective Date shall be December 31, 1994, and the next and succeeding Option Grant Dates shall be December 31 of each year thereafter so long as the Outside Director remains an Outside Director on such date. The initial Option Grant Date for any Outside Director elected after the Effective Date shall be the next December 31 following the date as of which the Outside Director's election is first effective, and the next and succeeding Option Grant Dates shall be December 31 of each year thereafter so long as the Outside Director remains an Outside Director on such date. An Outside Director who ceases to be an Outside Director shall forfeit the right to receive any initial or further Award pursuant to Article IX as of any future or successive Option Grant Date.

2.25 "Outside Director" means any individual serving as a member of the Board of Directors of the Corporation who is not employed by the Corporation.

2.26 "Participant" means an Eligible Participant to whom an Award of equity-based compensation has been granted and who has entered into an Agreement evidencing the Award.

2.27     "Potential Change in Control" shall have the meaning set forth in
         Section 10.4 of the Plan.

2.28 "Plan" means the Quintiles Transnational, Corp. Equity Compensation Plan, as amended from time to time.

2.29 "Restricted Stock" means an Award of Stock under Article VIII of the Plan, which Stock is issued with the restriction that the holder may not sell, transfer, pledge, or assign such Stock and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Stock, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.30 "Restriction Period" means the period commencing on the date an Award of Restricted Stock is granted and ending on such date as the Committee shall determine.

2.31     "Retirement" means Normal or Early Retirement.

2.32 "Stock" means shares of Common Stock of the Corporation, as may be adjusted pursuant to the provisions of Section 3.11.

2.33 "Stock Appreciation Right" means a Stock Right, as described in Article VI of this Plan, which provides for an amount payable in Stock and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a share of Stock on the day the Stock Right is exercised over the price at which the Participant could exercise a related Stock Option to purchase the share of Stock.

2.34 "Stock Appreciation Right Fair Market Value" means a value established by the Committee for the exercise of a Stock Appreciation Right or a Limited Stock Appreciation Right. If such exercise occurs during any quarterly "window period," as specified by Rule 16b-3 under the Act, the Committee may establish a common value for exercises during such window period.

2.35 "Stock Option" means an Award under Article IV or V of the Plan of an option to purchase Stock. A Stock Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

2.36 "Stock Right" means an Award under Article VI of the Plan. A Stock Right may be either a Stock Appreciation Right or a Limited Stock Appreciation Right.

2.37     "Subsidiary" or "Subsidiaries" means:

         (a) for the purpose of an Incentive Stock Option, any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; and

         (b) for the purposes of all other types of equity-based compensation provided for under the Plan, any corporation (or partnership, joint venture, limited liability company, or other enterprise) of which the Corporation owns or controls, directly or indirectly, fifty percent (50%) or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

2.38 "Termination of Employment" means the discontinuance of employment of a Participant with the Corporation or its Subsidiaries for any reason other than a Transfer. The determination of whether a Participant has discontinued employment shall be made by the Committee in its discretion. In determining whether a Termination of Employment has occurred, the Committee may provide that service as a consultant or service with a business enterprise in which the Corporation has a significant ownership interest shall be treated as employment with the Corporation. The Committee shall have the discretion, exercisable either at the time the Award is granted or at the time the Participant terminates employment, to establish as a provision applicable to the exercise of one or more Awards that during the limited period of exercisability following Termination of Employment, the Award may be exercised not only with respect to the number of shares of Stock for which it is exercisable at the time of the Termination of Employment but also with respect to one or more subsequent installments for which the Award would have become exercisable had the Termination of Employment not occurred.

2.39 "Transfer" means a change of employment of a Participant within the group consisting of the Corporation and its Subsidiaries.

                          ARTICLE III - ADMINISTRATION


3.1 This Plan shall be administered by the Committee. A Committee member who is not a Disinterested Person, with respect to action to be taken by the Committee, shall not be able to participate in the decision to the extent prescribed by Rule 16b-3 under the Act. The Committee, in its discretion, may delegate to one or more of its members such of its powers as it deems appropriate. The Committee also may limit the power of any member to the extent necessary to comply with Rule 16b-3 under the Act or any other law. Members of the Committee shall be appointed originally, and as vacancies occur, by the Board, to serve at the pleasure of the Board. The Board may serve as the Committee, if by the terms of the Plan all Board members are otherwise eligible to serve on the Committee.

3.2 The Committee shall meet at such times and places as it determines. A majority of its members shall constitute a quorum, and the decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. A memorandum signed by all of its members shall constitute the decision of the Committee without necessity, in such event, for holding an actual meeting.

3.3 The Committee shall have the exclusive right to interpret, construe and administer the Plan, to select the persons who are eligible to receive an Award, and to act in all matters pertaining to the granting of an Award and the contents of the Agreement evidencing the Award, including, without limitation, the determination of the number of Stock Options, Stock Rights, and shares of Restricted Stock subject to an Award and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan. All acts, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all Participants, Eligible Participants and their beneficiaries.

3.4 The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan, as it deems appropriate.

3.5 Without limiting the foregoing Sections 3.1, 3.2, 3.3 and 3.4, and notwithstanding any other provisions of the Plan, the Committee is authorized to take such action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to an Award in the event of an Acceleration Event as defined in Article X. Such action may include, but shall not be limited to, establishing, amending or waiving the forms, terms, conditions and duration of an Award and the Award Agreement, so as to provide for earlier, later, extended or additional times for exercise or payments, differing methods for calculating payments, alternate forms and amounts of payment, an accelerated release of restrictions or other modifications. The Committee may take such actions pursuant to this Section 3.5 by adopting rules and regulations of general applicability to all Participants or to certain categories of Participants, by including, amending or waiving terms and conditions in an Award and the Award Agreement, or by taking action with respect to individual Participants.

3.6 The maximum aggregate number of shares of Stock subject to Awards under the Plan shall be five million eight hundred forty-one thousand three hundred and nineteen (5,841,319) shares, plus an annual increase to be added as of January 1 of each year, beginning January 1, 2000, equal to the lesser of (i) five hundred thousand (500,000) shares, (ii) five percent (5%) of any increase, other than any increase due to Awards under this Plan or any other similar plan of the Corporation, in the number of authorized and issued shares (on a fully diluted basis) above the number of authorized and outstanding shares as of the preceding January 1, or (iii) a lesser number determined by the Board.

         (a) If, for any reason, any shares of Stock awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Corporation, for reasons including, but not limited to, a forfeiture of Restricted Stock or termination, expiration or cancellation of a Stock Option or Stock Right, or any other termination of an Award without payment being made in the form of Stock (whether or not Restricted Stock), such shares of Stock shall not be charged against the aggregate number of shares of Stock available for Award under the Plan, and shall again be available for Award under the Plan.

         (b) To the extent a Stock Right granted in connection with a Stock Option is exercised without payment being made in the form of Stock (whether or not Restricted Stock), the shares of Stock which otherwise would have been issued upon the exercise of such related Stock Option shall not be charged against the aggregate number of shares of Stock subject to an Award under the Plan, and shall again be available for Award under the Plan.

         (c) The foregoing subsections (a) and (b) of this Section 3.6 shall be subject to any limitations provided by Rule 16b-3 under the Act.

3.7 Each Award granted under the Plan shall be evidenced by a written Award Agreement. Each ward Agreement shall be subject to and incorporate (by reference or otherwise) the applicable terms and conditions of the Plan, and any other terms and conditions (not inconsistent with the Plan) required by the Committee.

3.8 The Corporation shall not be required to issue or deliver any certificates for shares of Stock prior to:

         (a) the listing of such shares on any stock exchange or the NASDAQ National Market System on which the Stock may then be listed; and

         (b) the completion of any registration or qualification of such shares of Stock under any federal or state law, or any ruling or regulation of any government body which the Corporation shall, in its discretion, determine to be necessary or advisable.

3.9 All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or the NASDAQ National Market System upon which the Stock is then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Corporation.

3.10 Subject to the restrictions on Restricted Stock, as provided in Article VIII of the Plan and in the Restricted Stock Award Agreement, each Participant who receives an Award of Restricted Stock shall have all of the rights of a stockholder with respect to such shares of Stock, including the right to vote the shares to the extent, if any, such shares possess voting rights and receive dividends and other distributions. Except as provided otherwise in the Plan or in an Award Agreement, no Participant awarded a Stock Option or Stock Right shall have any right as a stockholder with respect to any shares of Stock covered by his or her Stock Option or Stock Right prior to the date of issuance to him or her of a certificate or certificates for such shares of Stock.

3.11 If any reorganization, recapitalization, reclassification, stock split-up, stock dividend, or consolidation of shares of Stock, merger or consolidation of the Corporation or its subsidiaries or sale or other disposition by the Corporation or its Subsidiaries of all or a portion of its assets, any other change in the Corporation's or its Subsidiaries' corporate structure, or any distribution to stockholders other than a cash dividend results in the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares of Stock or other securities of the Corporation, or for shares of Stock or other securities of any other corporation; or new, different or additional shares or other securities of the Corporation or of any other corporation being received by the holders of outstanding shares of Stock, then equitable adjustments shall be made by the Committee in:

         (a) the limitation of the aggregate number of shares of Stock that may be awarded as set forth in Section 3.6 of the Plan;

         (b) the number and class of Stock that may be subject to an Award, and which have not been issued or transferred under an outstanding Award;

         (c) the purchase price to be paid per share of Stock under outstanding Stock Options and the number of shares of Stock to be transferred in settlement of outstanding Stock Rights; and

         (d) the terms, conditions or restrictions of any Award and Award Agreement, including the price payable for the acquisition of Stock; provided, however, that all adjustments made as the result of the foregoing in respect of each Incentive Stock Option shall be made so that such Stock Option shall continue to be an Incentive Stock Option, as defined in Section 422 of the Code.

3.12 In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the Committee member has been negligent or engaged in misconduct in the performance of his duties; provided, that within sixty (60) days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

3.13 The Committee may require each person purchasing shares of Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Corporation in writing that he is acquiring the shares of Stock without a view to distribution thereof. The certificates for such shares of Stock may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

3.14 The Committee shall be authorized to make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Corporation (or any Subsidiary, if applicable) or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry it into effect. If the Corporation (or any Subsidiary, if applicable) shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

3.15 The Committee shall have full power and authority to determine whether, to what extent and under what circumstances, any Award shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant shall be canceled if (a) the Participant, without the consent of the Committee, while employed by the Corporation or any Subsidiary or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Corporation or with any business in which the Corporation and/or its Subsidiaries have a substantial interest as determined by the Committee; or (b) is terminated for cause as determined by the Committee.

3.16     The following limitations shall apply to grants of Options:

         (a) No Eligible Participant shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 shares of Stock.

         (b) In connection with his or her initial service, an Eligible Participant may be granted Options to purchase up to an additional 200,000 shares which shall not count against the limit set forth in subsection (a) above.

         (c) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 3.11.

         (d) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Article X of the Plan), the cancelled Option will be counted against the limits set forth in subsections (a) and (b) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

                      ARTICLE IV - INCENTIVE STOCK OPTIONS


4.1 Each provision of this Article IV and of each Incentive Stock Option granted hereunder shall be construed in accordance with the provisions of Section 422 of the Code, and any provision hereof that cannot be so construed shall be disregarded. Incentive Stock Options shall be granted only to Eligible Participants, each of whom may be granted one or more such Incentive Stock Options at such time or times determined by the Committee following the Effective Date until February 21, 2004, subject to the following conditions:

         (a) The Incentive Stock Option price per share of Stock shall be set in the Award Agreement, but shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock at the time of the Option Grant Date.

         (b) The Incentive Stock Option and its related Stock Right, if any, may be exercised in full or in part from time to time within ten (10) years from the Option Grant Date, or such shorter period as may be specified by the Committee in the Award; provided, that in any event, the Incentive Stock Option and related Stock Right shall lapse and cease to be exercisable upon, or within such period following, a Termination of Employment as shall have been determined by the Committee and as specified in the Incentive Stock Option Award Agreement or its related Stock Right Award Agreement; provided, however, that such period following a Termination of Employment shall not exceed three (3) months unless employment shall have terminated:

                  (i) as a result of death or Disability, in which event, such period shall not exceed one year after the date of death or Disability; and

                  (ii) as a result of death, if death shall have occurred following a Termination of Employment and while the Incentive Stock Option or Stock Right was still exercisable, in which event, such period shall not exceed one year after the date of death;

                  provided, further, that such period following a Termination of Employment shall in no event extend the original exercise period of the Incentive Stock Option or any related Stock Right.

         (c) The aggregate Fair Market Value, determined as of the Option Grant Date, of the shares of Stock with respect to which Incentive Stock Options are first exercisable during any calendar year by any Eligible Participant shall not exceed one hundred thousand dollars (100,000); provided, however, to the extent permitted under Section 422 of the Code:

                  (i) if a Participant's employment is terminated by reason of death, Disability or Retirement and the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period applied without regard to the one hundred thousand dollar (100,000) limitation contained in Section 422 of the Code is greater than the portion of such option that is immediately exercisable as an Incentive Stock Option during such post-termination period under Section 422, such excess shall be treated as a Nonqualified Stock Option; and

                  (ii) if the exercise of an Incentive Stock Option is accelerated by reason of an Acceleration Event, any portion of such Award that is not exercisable as an Incentive Stock Option by reason of the one hundred thousand dollar (100,000) limitation contained in
                           Section 422 of the Code shall be treated as a Nonqualified Stock Option.

         (d) Incentive Stock Options shall be granted only to an Eligible Participant who, at the time of the Option Grant Date, does not own stock possessing more than 10 of the total combined voting power of all classes of stock of the Corporation, unless the Incentive Stock Option Price per share of Stock shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Stock at the time of the Option Grant Date and the Incentive Stock Options by their terms are not exercisable after the expiration of five (5) years from the Option Grant Date.

         (e) The Committee may adopt any other terms and conditions which it determines should be imposed for the Incentive Stock Option to qualify under Section 422 of the Code, as well as any other terms and conditions not inconsistent with this Article IV as determined by the Committee.

4.2 The Committee may at any time offer to buy out for a payment in cash, Stock, or Restricted Stock an Incentive Stock Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

4.3 If the Incentive Stock Option Award Agreement so provides, the Committee may require that all or part of the shares of Stock to be issued upon the exercise of an Incentive Stock Option shall take the form of Restricted Stock, which shall be valued on the date of exercise, as determined by the Committee, on the basis of the Fair Market Value of such Restricted Stock determined without regard to the forfeiture restrictions involved.

                     ARTICLE V - NONQUALIFIED STOCK OPTIONS


5.1 One or more Stock Options may be granted as Nonqualified Stock Options to Eligible Participants to purchase shares of Stock at such time or times determined by the Committee, following the Effective Date, subject to the terms and conditions set forth in this Article V.

5.2 The Nonqualified Stock Option price per share of Stock shall be established in the Award Agreement and may be less than one hundred percent (100%) of the Fair Market Value at the time of the grant, or at such later date as the Committee shall determine.

5.3 The Nonqualified Stock Option and its related Stock Right, if any, may be exercised in full or in part from time to time within such period as may be specified by the Committee or in the Award Agreement; provided, that, in any event, the Nonqualified Stock Option and the related Stock Right shall lapse and cease to be exercisable upon, or within such period following, Termination of Employment as shall have been determined by the Committee and as specified in the Nonqualified Stock Option Award Agreement or Stock Right Award Agreement; provided, however, that such period following Termination of Employment shall not exceed three (3) months unless employment shall have terminated:

         (a) as a result of Retirement or Disability, in which event, such period shall not exceed one year after the date of Retirement or Disability, or within such longer period as the Committee may specify; and

         (b) as a result of death, or if death shall have occurred following a Termination of Employment and while the Nonqualified Stock Option or Stock Right was still exercisable, in which event, such period may exceed one year after the date of death, as provided by the Committee or in the Award Agreement.

5.4 The Nonqualified Stock Option Award Agreement may include any other terms and conditions not inconsistent with this Article V or in Article VII, as determined by the Committee.

                     ARTICLE VI - STOCK APPRECIATION RIGHTS


6.1 A Stock Appreciation Right may be granted to an Eligible Participant in connection with an Incentive Stock Option or a Nonqualified Stock Option granted under Article IV or Article V of this Plan, or may be granted independent of any related Stock Option.

6.2 A related Stock Appreciation Right shall entitle a holder of a Stock Option, within the period specified for the exercise of the Stock Option, to surrender the unexercised Stock Option (or a portion thereof) and to receive in exchange therefor a payment in cash or shares of Stock having an aggregate value equal to the amount by which the Fair Market Value of each share of Stock exceeds the Stock Option price per share of Stock, times the number of shares of Stock under the Stock Option, or portion thereof, which is surrendered.

6.3 Each related Stock Appreciation Right granted hereunder shall be subject to the same terms and conditions as the related Stock Option, including limitations on transferability, and shall be exercisable only to the extent such Stock Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Stock Option terminates or lapses. The grant of Stock Appreciation Rights related to Incentive Stock Options must be concurrent with the grant of the Incentive Stock Options. With respect to Nonqualified Stock Options, the grant either may be concurrent with the grant of the Nonqualified Stock Options, or in connection with Nonqualified Stock Options previously granted under Article V, which are unexercised and have not terminated or lapsed.

6.4 The Committee shall have sole discretion to determine in each case whether the payment with respect to the exercise of a Stock Appreciation Right will be in the form of all cash, all Stock, or any combination thereof. If payment is to be made in Stock, the number of shares of Stock shall be determined based on the Fair Market Value of the Stock on the date of exercise. If the Committee elects to make full payment in Stock, no fractional shares of Stock shall be issued and cash payments shall be made in lieu of fractional shares.

6.5 The Committee shall have sole discretion as to the timing of any payment made in cash, Stock, or a combination thereof, upon exercise of Stock Appreciation Rights. Payment may be made in a lump sum, in annual installments or may be otherwise deferred; and the Committee shall have sole discretion to determine whether any deferred payments may bear amounts equivalent to interest or cash dividends.

6.6 Upon exercise of a Stock Appreciation Right, the number of shares of Stock subject to exercise under any related Stock Option shall automatically be reduced by the number of shares of Stock represented by the Stock Option or portion thereof which is surrendered.

6.7 Notwithstanding any other provision of the Plan, the exercise of a Stock Appreciation Right is required to satisfy the applicable requirements under Rule 16b-3 of the Act.

6.8 The Committee, in its sole discretion, may also provide that, in the event of a Change in Control and/or a Potential Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right or Limited Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.

6.9 In its sole discretion, the Committee may grant Limited Stock Appreciation Rights under this Article VI. Limited Stock Appreciation Rights become exercisable only in the event of a Change in Control and/or a Potential Change in Control, subject to such terms and conditions as the Committee, in its sole discretion, may specify at grant. Such Limited Stock Appreciation Rights shall be settled solely in cash. A Limited Stock Appreciation Right shall entitle the holder of the related Stock Option to surrender such Stock Option, or any portion thereof, to the extent unexercised in respect of the number of shares of Stock as to which such Limited Stock Appreciation Right is exercised, and to receive a cash payment equal to the difference between (a) the Stock Appreciation Right Fair Market Value (at the date of surrender) of a share of Stock for which the surrendered Stock Option or portion thereof is then exercisable, and (b) the price at which a Participant could exercise a related Stock Option to purchase the share of Stock. Such Stock Option shall, to the extent so surrendered, thereupon cease to be exercisable. A Limited stock Appreciation Right shall be subject to such further terms and conditions as the Committee shall, in its sole discretion, deem appropriate, including any restrictions necessary to comply with
         Section 16(b) of the Act and Rule 16b-3 promulgated thereunder.

            ARTICLE VII - INCIDENTS OF STOCK OPTIONS AND STOCK RIGHTS


7.1 Each Stock Option and Stock Right shall be granted subject to such terms and conditions, if any, not inconsistent with this Plan, as shall be determined by the Committee, including any provisions as to continued employment as consideration for the grant or exercise of such Stock Option or Stock Right and any provisions which may be advisable to comply with applicable laws, regulations or rulings of any governmental authority.

7.2 A Stock Option or Stock Right shall not be transferable by the Participant other than by will or by the laws of descent and distribution, or, to the extent otherwise allowed by Rule 16b-3 under the Act, or other applicable law, pursuant to a qualified domestic relations order as defined by the Code or ERISA, or the rules thereunder, and shall be exercisable during the lifetime of the Participant only by him or by his guardian or legal representative.

7.3 Shares of Stock purchased upon exercise of a Stock Option shall be paid for in such amounts, at such times and upon such terms as shall be determined by the Committee, subject to limitations set forth in the Stock Option Award Agreement. Without limiting the foregoing, the Committee may establish payment terms for the exercise of Stock Options which permit the Participant to deliver shares of Stock (or other evidence of ownership of Stock satisfactory to the Corporation) with a Fair Market Value equal to the Stock Option price as payment.

7.4 No cash dividends shall be paid on shares of Stock subject to unexercised Stock Options. The Committee may provide, however, that a Participant to whom a Stock Option has been granted which is exercisable in whole or in part at a future time for shares of Stock shall be entitled to receive an amount per share equal in value to the cash dividends, if any, paid per share on issued and outstanding Stock, as of the dividend record dates occurring during the period between the date of the grant and the time each such share of Stock is delivered pursuant to exercise of such Stock Option or the related Stock Right. Such amounts (herein called "dividend equivalents") may, in the discretion of the Committee, be:

         (a) paid in cash or Stock either from time to time prior to, or at the time of the delivery of, such Stock, or upon expiration of the Stock Option if it shall not have been fully exercised; or

         (b) converted into contingently credited shares of Stock (with respect to which dividend equivalents may accrue) in such manner, at such value, and deliverable at such time or times, as may be determined by the Committee.

         Such Stock (whether delivered or contingently credited) shall be charged against the limitations set forth in Section 3.6.

7.5 The Committee, in its sole discretion, may authorize payment of interest equivalents on dividend equivalents which are payable in cash at a future time.

7.6 In the event of death or Disability, the Committee, with the consent of the Participant or his legal representative, may authorize payment, in cash or in Stock, or partly in cash and partly in Stock, as the Committee may direct, of an amount equal to the difference at the time between the Fair Market Value of the Stock subject to a Stock Option and the Option price in consideration of the surrender of the Stock Option.

7.7 If a Participant is required to pay to the Corporation an amount with respect to income and employment tax withholding obligations in connection with exercise of a Nonqualified Stock Option, and/or with respect to certain dispositions of Stock acquired upon the exercise of an Incentive Stock Option, the Committee, in its discretion and subject to such rules as it may adopt, may permit the Participant to satisfy the obligation, in whole or in part, by making an irrevocable election that a portion of the total Fair Market Value of the shares of Stock subject to the Nonqualified Stock Option and/or with respect to certain dispositions of Stock acquired upon the exercise of an Incentive Stock Option, be paid in the form of cash in lieu of the issuance of Stock and that such cash payment be applied to the satisfaction of the withholding obligations. The amount to be withheld shall not exceed the statutory minimum Federal and State income and employment tax liability arising from the Stock Option exercise transaction. Notwithstanding any other provision of the Plan, any election under this section 7.7 is required to satisfy the applicable requirements under Rule 16b-3 of the Act.

7.8 The Committee may permit the voluntary surrender of all or a portion of any Stock Option granted under the Plan to be conditioned upon the granting to the Participant of a new Stock Option for the same or a different number of shares of Stock as the Stock Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Stock Option to such Participant. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the same price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Stock Option is granted. Upon surrender, the Stock Options surrendered shall be canceled and the shares of Stock previously subject to them shall be available for the grant of other Stock Options.

                         ARTICLE VIII - RESTRICTED STOCK


8.1 Restricted Stock Awards may be made to certain Participants as an incentive for the performance of future services that will contribute materially to the successful operation of the Corporation and its Subsidiaries. Awards of Restricted Stock may be made either alone, in addition to or in tandem with other Awards granted under the Plan and/or cash payments made outside of the Plan.

8.2      With respect to Awards of Restricted Stock, the Committee shall:

         (a) determine the purchase price, if any, to be paid for such Restricted Stock, which may be equal to or less than par value and may be zero, subject to such minimum consideration as may be required by applicable law;

         (b)      determine the length of the Restriction Period;

         (c) determine any restrictions applicable to the Restricted Stock such as service or performance, other than those set forth in this Article VIII;

         (d) determine if the restrictions shall lapse as to all shares of Restricted Stock at the end of the Restriction Period or as to a portion of the shares of Restricted Stock in installments during the Restriction Period; and

         (e) determine if dividends and other distributions on the Restricted Stock are to be paid currently to the Participant or withheld by the Corporation for the account of the Participant.

8.3      Awards of Restricted Stock must be accepted within a period of sixty
         (60) days (or such shorter periods as the Committee may specify at grant) after the Award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required.

         The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such Award, unless such recipient has executed a Restricted Stock Award Agreement and has delivered a fully executed copy thereof to the Committee, and has otherwise complied with the applicable terms and conditions of such Award.

8.4 Except when the Committee determines otherwise, or as otherwise provided in the Restricted Stock Award Agreement, if a Participant terminates employment with the Corporation or its Subsidiaries for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and shall be reacquired by the Corporation.

8.5 Except as otherwise provided in this Article VIII, no shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

8.6 To the extent not otherwise provided in a Restricted Stock Award Agreement, in cases of death, Disability or Retirement or in cases of special circumstances, the Committee, if it finds that a waiver would be appropriate, may elect to waive any or all remaining restrictions with respect to such Participant's Restricted Stock.

8.7 In the event of hardship or other special circumstances of a Participant whose employment with the Corporation or any Subsidiary is involuntarily terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to any or all of the Participant's Restricted Stock, based on such factors and criteria as the Committee may deem appropriate.

8.8      The certificates representing shares of Restricted Stock may either:

         (a) be held in custody by the Corporation until the Restriction Period expires or until restrictions thereon otherwise lapse, and the Participant shall deliver to the Corporation a stock power endorsed in blank relating to the Restricted Stock; and/or

         (b) be issued to the Participant and registered in the name of the Participant, and shall bear an appropriate restrictive legend and shall be subject to appropriate stop-transfer orders.

8.9 Except as provided in this Article VIII, a Participant receiving a Restricted Stock Award shall have, with respect to the shares of Restricted Stock covered by any Award, all of the rights of a shareholder of the Corporation, including the right to vote the shares to the extent, if any, such shares possess voting rights, and the right to receive any dividends; provided, however, the Committee may require that any dividends on such shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Award, or may require that dividends and other distributions on Restricted Stock shall be withheld by the corporation for the account of the Participant. The Committee shall determine whether interest shall be paid on amounts withheld, the rate of any such interest, and the other terms applicable to such withheld amounts.

8.10 If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant.

8.11 In order to better ensure that Award payments actually reflect the performance of the Corporation and its Subsidiaries and the service of the Participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

                      ARTICLE IX - NONDISCRETIONARY AWARDS

9.1 Each Outside Director shall be granted a nondiscretionary Stock Option as of each Option Grant Date, in the form of a Nonqualified Stock Option pursuant to Article V hereunder, subject to the terms and conditions set forth in this Article IX. The number of shares subject to an Award as of each Option Grant Date shall be one thousand five hundred (1,500); provided, however, a reduction of two hundred and forty-nine (249) shares shall be made for an Outside Director's non-attendance of a regular quarterly meeting of the Board during the calendar year then ending and a further reduction of sixty three (63) shares shall be made for an Outside Director's non-attendance of each of the two regular quarterly telephonic meetings of the Board during the calendar year then ending.

9.2 The Nonqualified Stock Option price per share of Stock for each Outside Director shall be one hundred percent (100%) of the Fair Market Value of the Stock as of the respective Option Grant Dates.

9.3 Each Nonqualified Stock Option Award as of an Option Grant Date shall be fully vested and may be exercised in full or in part from time to time. The Nonqualified Stock Option shall lapse and cease to be exercisable three (3) months after the Participant ceases to be an Outside Director, unless such cessation is on account of death or Disability of the grantee. If the Participant shall die or incur a Disability, the right of the Participant or his or her representative to exercise the Nonqualified Stock Option Award shall expire as of the first anniversary following such death or Disability.

9.4 The Nonqualified Stock Option Award may include any other terms and conditions not inconsistent with this Article IX, provided such terms and conditions are consistent with the requirements of Rule 6b-3(c)(2) of the Act.

9.5 Solely for purposes of this Article IX, Disability shall mean a determination of disability by the Social Security Administration or any other governmental agency.

9.6 Notwithstanding anything herein to the contrary, any Award made pursuant to this Article IX shall be construed as having been made pursuant to a nondiscretionary formula plan for purposes of Rule 16b-3(c)(2)(ii) of the Act, and any inconsistent provision, to the extent it cannot be construed consistent with such purpose, shall be of no force or effect for purposes hereof.

9.7 This Article IX shall not be amended more than once every six (6) months, other than to comport with changes in the Code, ERISA, or the rules thereunder.

9.8 The Committee's duties in administering this Article IX shall be limited to ministerial nondiscretionary matters.

9.9 Solely for purposes of this Article IX, upon a Change in Control and/or a Potential Change in Control, as defined in Article X, an Award shall be modified only to the extent such modification is determined to be nondiscretionary, and outstanding Awards to Outside Directors shall not be subject to acceleration or any other action that may be taken under
         Article X in the discretion of the Committee.


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

                         ARTICLE X - ACCELERATION EVENTS


10.1 For the purposes of the Plan, an Acceleration Event shall occur in the event of a "Potential Change in Control," or "Change in Control" or a "Board-Approved Change in Control", as those terms are defined below.

10.2     A "Change in Control" shall be deemed to have occurred if:

         (a) Any "Person" as defined in Section 3(a)(9) of the Act, including a "group" (as that term is used in Sections 3(d)(3) and 14(d)(2) of the Act), but excluding the Corporation and any Subsidiary and any employee benefit plan sponsored or maintained by the Corporation and any Subsidiary (including any trustee of such plan acting as trustee) or Dennis B. Gillings, Ph.D.
                  individually, who:

                  (i) makes a tender or exchange offer for any shares of the Corporation's Stock (as defined below) pursuant to which any shares of the Corporation's Stock are purchased (an "Offer"); or

                  (ii) together with its "affiliates" and "associates" (as those terms are defined in Rule 12b-2 under the Act) becomes the "Beneficial Owner" (within the meaning of Rule 13d-3 under the Act) of at least twenty percent (20%) of the Corporation's Stock (an "Acquisition");

         (b) The stockholders of the Corporation approve a definitive agreement or plan to merge or consolidate the Corporation with or into another corporation, to sell or otherwise dispose of all or substantially all of its assets, or to liquidate the Corporation (individually, a "Transaction"); or

         (c) When, during any period of twenty-four (24) consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such twenty-four (24) month period shall be deemed to have satisfied such twenty-four (24) month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such twenty-four (24) month period) or by prior operation of this Section 13.2(c).



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

10.3 A "Board-Approved Change in Control" shall be deemed to have occurred if the Offer, Acquisition or Transaction, as the case may be, is approved by a two-thirds (2/3) majority of the Directors serving as members of the Board at the time of the Potential Change in Control or Change in Control.

10.4 A "Potential Change in Control" means the happening of any one of the following:

         (a) The approval by stockholders of an agreement by the Corporation, the consummation of which would result in a Change in Control of the Corporation, as defined in Section 13.2; or

         (b) The acquisition of Beneficial Ownership, directly or indirectly, by any entity, person or group (other than the Corporation or any Subsidiary or any Corporation or Subsidiary employee benefit plan (including any trustee of such plan acting as such trustee) or Dennis B. Gillings, Ph.D. individually), of securities of the Corporation representing ten percent (10%) or more of the combined voting power of the Corporation's outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Corporation has occurred for the purposes of this Plan.

10.5 Upon the occurrence of an Acceleration Event, subject to the approval of the Committee if the Acceleration Event results from a Board-Approved Change in Control, the Committee in its discretion may declare any or all then outstanding Stock Options (and any or all related Stock Rights outstanding for at least six (6) months) not previously exercisable and vested as immediately exercisable and fully vested, in whole or in part.

10.6 Upon the occurrence of an Acceleration Event, subject to the approval of the Committee if the Acceleration Event results from a Board-Approved Change in Control, the Committee in its discretion, may declare the restrictions applicable to Awards of Restricted Stock to have lapsed, in which case the Corporation shall remove all restrictive legends and stop-transfer orders applicable to the certificates for such shares of Stock, and deliver such certificates to the Participants in whose names they are registered.

10.7 The value of all outstanding Stock Options, Stock Rights, and Restricted Stock, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the "Change in Control Price," as defined in Section 10.8 as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

10.8 For purposes of Section 10.7, "Change in Control Price" means the highest price per share of Stock paid in any transaction reported on the NASDAQ National Market System, or paid or offered in any bona fide transaction related to a Potential or actual Change in Control of the Corporation at any time during the sixty (60) day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights (or Limited Stock Appreciation Rights) relating to such Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Stock Appreciation Rights (or Limited Stock Appreciation Rights).


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

                     ARTICLE XI - AMENDMENT AND TERMINATION


11.1 The Board, upon recommendation of the Committee, or otherwise, at any time and from time to time (subject to the provisions of Section 9.7), may amend or terminate the Plan as may be necessary or desirable to implement or discontinue this Plan or any provision thereof. To the extent required by Rule 16b-3 under the Act, no amendment, without approval by the Corporation's stockholders, shall:

         (a) alter the group of persons eligible to participate in the Plan;

         (b) except as provided in Section 3.6, increase the maximum number of shares of Stock or Stock Options or Stock Rights which are available for Awards under the Plan;

         (c) extend the period during which Incentive Stock Option Awards may granted beyond February 21, 2004;

         (d) limit or restrict the powers of the Committee with respect to the administration of this Plan;

         (e) change the definition of an Eligible Participant for the purpose of an Incentive Stock Option or increase the limit or the value of shares of Stock for which an Eligible Participant may be granted an Incentive Stock Option;

         (f) materially increase the benefits accruing to Participants under this Plan;

         (g) materially modify the requirements as to eligibility for participation in this Plan; or

         (h)      change any of the provisions of this Article XI.

11.2 No amendment to or discontinuance of this Plan or any provision thereof by the Board or the stockholders of the Corporation shall, without the written consent of the Participant, adversely affect, as shall be determined by the Committee, any Award theretofore granted to such Participant under this Plan; provided, however, the Committee retains the right and power to:

         (a) annul any Award if the Participant is terminated for cause as determined by the Committee;

         (b) provide for the forfeiture of shares of Stock or other gain under an Award as determined by the Committee for competing against the Corporation or any Subsidiary; and

         (c) convert any outstanding Incentive Stock Option to a Nonqualified Stock Option.

11.3 If an Acceleration Event has occurred, no amendment or termination shall impair the rights of any person with respect to an outstanding Award as provided in Article X.


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

                     ARTICLE XII - MISCELLANEOUS PROVISIONS


12.1 Nothing in the Plan or any Award granted hereunder shall confer upon any Participant any right to continue in the employ of the Corporation or its Subsidiaries (or to serve as a director thereof) or interfere in any way with the right of the Corporation or its subsidiaries to terminate his or her employment at any time. Unless specifically provided otherwise, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Corporation or its Subsidiaries for the benefit of its employees unless the Corporation shall determine otherwise. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Corporation. All payments to be made hereunder shall be paid from the general funds of the Corporation, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as provided in
         Article VIII with respect to Restricted Stock and except as otherwise provided by the Committee.

12.2 The Corporation may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Corporation or any Subsidiary is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Stock Option or the exercise thereof, any Stock Right or the exercise thereof, or in connection with any Restricted Stock, including, but not limited to, the withholding of payment of all or any portion of such Award or another Award under this Plan until the Participant reimburses the Corporation or its Subsidiaries for the amount the Corporation or its Subsidiaries is required to withhold with respect to such taxes, or canceling any portion of such Award or another Award under this Plan in an amount sufficient to reimburse itself for the amount it is required to so withhold, or selling any property contingently credited by the Corporation for the purpose of paying such Award or another Award under this Plan, in order to withhold or reimburse itself for the amount it is required to so withhold.

12.3 The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. Any provision herein relating to compliance with Rule 16b-3 under the Act shall not be applicable with respect to participation in the Plan by Participants who are not subject to Section 16(b) of the Act.

12.4 The terms of the Plan shall be binding upon the Corporation, its Subsidiaries, and their successors and assigns.

12.5 Neither a Stock Option, Stock Right, nor any Restricted Stock shall be transferable except as provided for herein or in an ward Agreement. If any Participant makes such a transfer in violation hereof, any obligation of the Corporation shall forthwith terminate.



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

12.6 This Plan and all actions taken hereunder shall be governed by the laws of the State of North Carolina, except to the extent preempted by ERISA.

12.7 The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Corporation, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver shares of Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

12.8 Each Participant exercising an Award hereunder agrees to give the Committee prompt written notice of any election made by such Participant under Section 83(b) of the Code, or any similar provision thereof.

12.9 If any provision of this Plan or an Award Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, it shall be stricken and the remainder of the Plan or the Award Agreement shall remain in full force and effect.



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